As filed with the U.S. Securities and Exchange Commission on March 18, 2010

Registration No. 333-164753

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAGNUM d’OR RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2821	80-0137402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Pkwy.
Suite 200
Henderson, Nevada 89052
1-877-343-MDOR
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph J. Glusic
President and Chief Executive Officer
Magnum d’Or Resources, Inc.

2850 W. Horizon Ridge Pkwy.
Suite 200
Henderson, Nevada 89052
 1-877-343-MDOR
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
James Muchmore
Patton Boggs LLP
1801 California Street, Suite 4900
Denver, CO 80202
(303) 830-1776

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock (1)	13,464,882	(1)	$0.71	(2)	$9,560,066	(2)	$682

(1)
Includes 2,892,562 shares of Common Stock issuable upon the conversion of senior secured promissory notes previously issued by the Company, 7,231,410 shares of Common Stock issuable pursuant to the exercise of warrants, and additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in each note and each warrant, which shares of Common Stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices reported on the OTCBB on February 3, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The Selling Stockholders may not sell any of these securities or accept an offer to buy any of them until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and the Selling Stockholders are not soliciting an offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED MARCH ___, 2010

PROSPECTUS

MAGNUM d’OR RESOURCES, INC.

13,464,882 SHARES OF COMMON STOCK

This prospectus relates to the disposition of up to 13,464,882 shares of Magnum d’Or Resources, Inc., or Magnum, Common Stock, par value $0.001 per share (the “Common Stock”), by the Selling Stockholders listed in this prospectus or their permitted transferees.  All of the shares offered hereby are being sold by the Selling Stockholders named in this prospectus, and the Company will not receive any proceeds from sale of the securities included in this prospectus.

The prices at which the Selling Stockholders or their permitted transferees may dispose of their Magnum shares or interests therein will be determined by the Selling Stockholders at the time of sale and may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices.  Information regarding the Selling Stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under the sections titled “Selling Security Holders” and “Plan of Distribution” in this prospectus.  The Selling Stockholders may resell the Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “MDOR.” On February 4, 2010, the closing bid and ask prices for one share of our Common Stock were $0.65 and $0.68, respectively, as reported by the OTC Bulletin Board website.  These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Pursuant to a registration rights agreement, we agreed to file this registration statement to cover the resale of up to 13,464,882 shares of our Common Stock that are issuable from time to time upon the conversion of Senior Secured Promissory Notes and the exercise of warrants issued by us pursuant to our private placement of $3.5 million of Senior Secured Promissory Notes on December 23, 2009.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4.

Our principal executive office is located at 2850 W. Horizon Ridge Pkwy., Suite 200, Henderson, Nevada 89052, and our telephone number is 1-877-343-MDOR.  Our Internet address is http://www. magnumresources.net/

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2010.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
AND CAUTIONARY STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include “forward-looking statements.”  Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

In addition, Magnum d’Or Resources, Inc. (“Magnum”) and its management may make other written or oral communications from time to time that contain forward-looking statements.  Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms.  Forward-looking statements may include, among other things, statements about Magnum’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Magnum and its subsidiaries.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  Magnum undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Although we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Magnum.  Any investor in Magnum should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC.  Selling Stockholders may sell shares of Common Stock described in this prospectus in one or more offerings up to a total estimated maximum offering price of $9,560,066.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered by Selling Stockholders, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities offered by Selling Stockholders.  Each time Selling Stockholders offer to sell securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Magnum,” “we,” “our,” “ours,” and “us” refer to Magnum d’Or Resources, Inc., which is a Nevada corporation headquartered in Henderson, NV, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus or incorporated by reference into this prospectus and it may not contain all of the information that is important to you.  To understand the terms of the Common Stock offered by this prospectus, you should read this prospectus as well as the information to which we refer you and the information incorporated by reference in this prospectus.  You should carefully read the section titled “Risk Factors” in this prospectus to determine whether an investment in our Common Stock is appropriate for you.

Business Overview

Magnum d’Or Resources, Inc. (the “Company” or “Magnum”) was incorporated on September 3, 1999 under the laws of the State of Nevada.  Since its inception, the Company has evolved through several transitions to its present state.  During this evolution, the Company operated as an internet information company, a mining exploration company, and a business acquisition company.

In December 2006, the Company’s then outstanding preferred stock, and thus voting control of the Company, was acquired by an individual for the express purpose of pursuing the Company’s current business strategy of producing high quality rubber powder and thermoplastics.

In May 2008, the Company formed a wholly-owned subsidiary, Recyclage Magnum Canada (“RMC”), into which the Company subsequently transferred all production equipment for the purpose of establishing its first North American production facility.  The facility is located in Magog, Quebec, Canada for strategic geographical and commercial purposes.  Equipment installation and testing was performed throughout the summer and fall of 2008, and production activities commenced at the Magog, Quebec facility during November of 2008.

In June 2009, the Company formed a wholly-owned subsidiary in the State of Nevada titled Magnum Recycling USA (“MRUSA”) for the purpose of establishing the Company’s first operations in the United States.  In August 2009, MRUSA acquired a tire disposal facility/monofill located in Hudson, Colorado to establish a centralized U.S. production and distribution point.

In October 2009, the Company formed another wholly-owned subsidiary, Magnum Engineering (“MEI”) for the express purpose of providing rubber recycling equipment engineering and consulting related services to the Company and to other interested third parties.

The Company is currently engaged in operations to provide modified sources of recycled rubber products, reconstituted rubber derivatives, and high quality rubber powders to various distributors and manufacturers.

About This Offering

On December 21, 2009, Magnum entered into a definitive purchase agreement with institutional investors to place 9% Senior Secured Convertible Notes (the “Notes”) due December 2010 totaling $3.5 million in gross proceeds before fees and expenses (the “Transaction”).  The Transaction closed on December 23, 2009 (the “Closing Date”).  The Notes mature December 1, 2010 and bear interest at an annual rate of 9% payable quarterly in, at the Company’s option, cash or, subject to the satisfaction of certain customary conditions, registered shares of our Common Stock.  In addition, at the option of the holder of each Note, all or any part of the principal amount outstanding under each Note, plus all accrued and unpaid interest thereon, is convertible at any time and from time to time into shares of our Common Stock at the conversion price of $1.21 per share, subject to certain exercise limitations based on beneficial ownership levels.  In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase 2,169,424 shares of the Company’s Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company’s Common Stock, and Series C Warrants to purchase 2,169,424 shares of the Company’s Common Stock.  The initial exercise price of each Series A Warrant, Series B Warrant and Series C Warrant will be the same as the initial conversion price under the Notes ($1.21 per share).  This prospectus relates to the resale of up to 13,464,882 shares of our Common Stock by the holders of the Notes and Warrants upon conversion and exercise, respectively.

The shares offered by this prospectus may be sold by the Selling Stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the Selling Stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

The shares of Common Stock being offered by this prospectus covers the resale of 133% of the sum of (i) an aggregate of up to 2,892,562 shares issuable upon conversion of the principal and accrued amount due on the Notes issued to Selling Stockholders in the Transaction, and (ii) an aggregate of up to 7,231,410 shares issuable upon the exercise of Series A, B and C Warrants issued in the Transaction.

The number of shares being offered by this prospectus represents approximately 18.54% of our outstanding shares of Common Stock as of March 18, 2010.  As of March 18, 2010, there are 72,626,212 shares of our Common Stock issued and outstanding.  The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

Summary Financial Information

	Fiscal Year Ended Sept. 30, 2009	Fiscal Year Ended Sept. 30, 2008
Balance Sheet Data
Cash	$57,844	$510,042
Total Assets	11,210,977	1,364,941
Liabilities	5,821,495	1,577,395
Total Stockholder’s Equity (Deficit)	5,389,482	(212,454)

Statement of Operations
Revenue	$85,070	$0
Net Loss for Reporting Period	$37,316,062	$2,607,352

RISK FACTORS

The Company faces a number of significant risks associated with its current plan of operations.  These include the following:

Risks Related to our Business

THE COMPANY’S BUSINESS IS DIFFICULT TO EVALUATE BECAUSE THE COMPANY HAS A LIMITED OPERATING HISTORY.

The Company commenced production activities in November 2008, shipped its first products in December 2008, and thereafter recognized its first operating income.  As of December 31, 2009, the Company had generated limited revenues, and the development of our business plan will require substantial capital expenditures.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including, but not limited to limited capital resources, possible delays in product development, possible cost overruns due to price and cost increases in raw product and manufacturing processes, uncertain market acceptance, and the inability to respond effectively to competitive developments and to attract, retain and motivate qualified employees.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably, and we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable product.  Therefore, there can be no assurance that our business or products will be successful, that we will be able to achieve or maintain profitable operations, or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.  There can be no assurance that we will achieve or sustain profitability or positive cash flows from our operating activities.

THE COMPANY HAS NOT YET ACHIEVED ANY FINANCIAL SUCCESS, AND THE COMPANY HAS NOT YET GENERATED SUFFICIENT OPERATING INCOME.

The Company has not yet generated sufficient operating income, nor is there any assurance that the Company will achieve future revenue levels and operating efficiencies to support existing operations, generate positive cash flow from operations or recover its investment in its property, plant and equipment.  The Company expects to show continued losses through the second quarter of 2010, and there can be no assurance that such losses will not continue thereafter.  The success of the Company’s operations are largely dependent upon its ability to establish and improve operating efficiencies and overall production capacity, generate substantial sales revenues and generate adequate cash flows from operations.  In addition, the Company has in the past and may again in the future encounter unanticipated problems, including manufacturing, distribution and marketing difficulties, some of which may be beyond the Company’s financial and technical abilities to resolve.  The failure to adequately address such difficulties could have a material adverse effect on the Company’s prospects.

WE HAVE NEVER GENERATED ANY SIGNIFICANT REVENUES, HAVE A HISTORY OF LOSSES, AND CANNOT ASSURE YOU THAT WE WILL EVER BECOME OR REMAIN PROFITABLE.

We have not yet generated any significant revenue from operations and, accordingly, we have incurred net losses every year since our inception.  To date, we have dedicated most of our financial resources to general and administrative expenses, and manufacturing, sales and marketing activities, and due to our limited financial resources, we have not yet fully developed these activities.  Consequently, we will need to generate significant additional revenue from financing activities to fund our operations until we can fully commence manufacturing of our products, sales and marketing activities.  This has put a proportionate corresponding demand on capital.  Our ability to achieve profitability is dependent upon our sales and marketing efforts, and our ability to manufacture and sell our products.  There can be no assurance that we will ever generate revenues or that any revenues that may be generated will be sufficient for us to become profitable or thereafter to maintain profitability.  We may also face unforeseen problems, difficulties, expenses or delays in implementing our business plan.

WE WILL REQUIRE ADDITIONAL FUNDS THROUGH THE SALE OF OUR SECURITIES, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS.  WE MAY NOT BE ABLE TO SELL OUR SECURITIES AND FUNDING MAY NOT BE AVAILABLE FOR CONTINUED OPERATIONS.

We will require substantial additional capital following the development and implementation of our manufacturing process in order to market, arrange for the manufacturing of, and sell our recycled rubber products.  Because we expect to have limited cash flow from operations during the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in implementing our business plan.  It will also depend upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected.  If we are unable to raise additional funds in the future, we may have to cease all substantive operations.  In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT PUBLIC ACCOUNTANTS, RAISING A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accountants included an explanatory paragraph in their audit report in connection with our financial statements for the fiscal years ended September 30, 2009 and 2008 stating that because the Company had recurring losses from operations, negative cash flows from operations and a working capital deficit, there is substantial doubt about our ability to continue as a going concern.  These factors, along with others, may indicate that we will be unable to continue as a going concern for a period of twelve months or less.  Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors, and this report may make it difficult for us to raise additional debt or equity financing necessary to continue the development of our recycled rubber products, reconstituted rubber derivatives, and high quality rubber powders business.

Our continuation as a going concern is dependent on our ability to raise additional funds through private placements of equity and/or debt sufficient to pursue our business plan, to meet our current obligations and to cover operating expenses through September 30, 2010, our fiscal year end.  There is no assurance that we will be able to secure additional funding in the future, and in the event we are unable to raise additional capital in the near future, it is probable that any investment in the Company will be lost.

OUR DISCLOSURE CONTROLS AND PROCEDURES ARE NOT ADEQUATE.

Our management evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of our last fiscal year ended September 30, 2009.  Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)) are not adequate to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

The Company does not have adequate personnel to provide required review of day-to-day financial transactions and review of financial statement disclosures.  To remediate the control deficiencies, one of several specific additional steps that the Company believes it must undertake is to retain a consulting firm to, among other things, design and implement adequate systems of accounting and financial statement disclosure controls to comply with the applicable SEC requirements.  There is no assurance that the Company will be able to implement these plans in the future, if at all.

SELLING STOCKHOLDERS MAY COMPETE WITH THE COMPANY FOR BUYERS OF THE COMPANY’S SHARES OF COMMON STOCK, MAKING IT POTENTIALLY MORE DIFFICULT FOR THE COMPANY TO RAISE MONEY.

Selling Stockholders who attempt to sell their shares of Common Stock pursuant to this registration statement may compete with the Company to sell shares of our Common Stock.  As a result, the Company’s ability to raise funding by selling shares may be inhibited by the competition presented by such Selling Stockholders.

IF THE COMPANY CHOOSES TO ACQUIRE OTHER ENTITIES IN THE FUTURE, IT MAY NOT BE ABLE TO FIND POSSIBLE ACQUISITION CANDIDATES.

The Company’s strategy includes investigating possible acquisition candidates that complement its existing product line and geographic presence, while also leveraging its purchasing power, brand management and capability and operating efficiencies.  However, potential competitors for acquisition opportunities include larger companies with significantly greater financial resources, and competition for the acquisition of businesses may result in acquisitions on terms that prove to be less advantageous to the Company.  The Company’s financial capability to make acquisitions is partially a function of its ability to access the debt and equity capital markets.  The Company is not currently investigating any possible acquisition candidates, and there can be no assurance that the Company will find attractive acquisition candidates in the future in the event it decides to investigate such candidates, or that the Company will succeed in reducing the costs and increasing the profitability of any business acquired in the future.

THE COMPANY MAY ENGAGE IN TRANSACTIONS INVOLVING THE USE OF LEVERAGE, WHICH MAY EXPOSE THE COMPANY TO SIGNIFICANT RISKS.

The Company anticipates that it may incur substantial borrowings for the purpose of purchasing inventory and equipment, and for financing the expansion and growth of the Company.  Any amounts borrowed will depend, among other things, on the condition of financial markets.  The purchase of equipment and vehicles, and the expansion of our business on a leveraged basis generally can be expected to be profitable only if they generate, at a minimum, sufficient cash revenues to pay interest on, and to amortize, the related debt, to cover operating expenses and to recover the equity investment.  The use of leverage, under certain circumstances, may provide a higher return to shareholders but will cause the risk of loss to shareholders to be greater than if the Company did not borrow, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Company.  If debt service payments are not made when due, the Company may sustain the loss of its equity investment in the assets securing the debt as a result of foreclosure by the secured lender.  Interest payable on Company borrowings, if any, may vary with the movement of the interest rates charged by banks to their prime commercial customers.  Any increase in borrowing costs due to a rise in the “prime” or “base” rates may reduce the amount of Company net income and available cash.

WE RELY ON TRADE SECRET LAWS AND AGREEMENTS WITH OUR KEY EMPLOYEES AND OTHER THIRD PARTIES TO PROTECT OUR PROPRIETARY RIGHTS, AND THESE LAWS OR AGREEMENTS MAY NOT ADEQUATELY PROTECT OUR RIGHTS.

The Company has acquired license rights for its rubber products and recycling processes, and may acquire or develop other products and processes that it believes may be patentable.  The Company’s success depends upon our ability to protect our proprietary formulations and license rights.  We rely on a combination of trademark and trade secret laws, nondisclosure and other contractual agreements with employees and third parties to protect our proprietary formulations and trademarks.  The steps we take to protect our proprietary rights may not be adequate to protect misappropriation of such rights, and third parties may independently develop equivalent or superior formulations in spite of our efforts.  We have no patents, and existing trade secret and copyright laws provide only limited protection.  We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources.  Although we believe that our products and formulations do not infringe upon the proprietary rights of others, it is possible that third parties will assert infringement claims against us in the future.  Litigation, which could result in substantial costs and could divert our efforts, may be necessary to enforce our intellectual property rights or to defend the Company against claimed infringement of the rights of others.  The failure to obtain necessary licenses or other rights or litigation arising out of infringement claims could have a material adverse effect on the Company.  The Company also seeks to maintain the confidentiality of its proprietary rubber formula and production processes which it believes are not patentable.  However, the Company can give no assurance that its confidentiality agreements will be enforced or that competitors will not independently develop similar formulas or processes.

IF WE CANNOT SUCCESSFULLY COMPETE WITH EXISTING RUBBER RECYLCING COMPANIES THAT HAVE GREATER RESOURCES THAN WE HAVE, OUR BUSINESS WILL NOT SURVIVE.

The crumb rubber industry is highly competitive.  Virtually all of the manufacturers, distributors and marketers of recycled rubber products have substantially greater management, financial, research and development, marketing and manufacturing resources than we do.  The Company faces competition in all of its markets from large, national companies and smaller, regional companies, as well as from individuals.  Many of the Company’s competitors are larger and have greater financial resources than the Company.  The Company from time to time will experience price pressure in certain of its markets as a result of competitors’ promotional pricing practices.  Competition is based on product quality, functionality, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging preferences.

ATTEMPTS TO GROW OUR BUSINESS COULD HAVE AN ADVERSE EFFECT ON THE COMPANY.

Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale.  To the extent that rapid growth does occur, it will place a significant strain on our financial, technical, operational and administrative resources.  Our planned growth will result in increased responsibility for both existing and new management personnel.  Effective growth management will depend upon our ability to integrate new personnel, to improve our operational, management and financial systems and controls, to train, motivate and manage our employees, and to increase our sources of recyclable rubber inventory and product manufacturing.  If we are unable to manage growth effectively, our business, results of operations and financial condition may be materially and adversely affected.  In addition, it is possible that no growth will occur or that growth will not produce profits for the Company.  The Company’s success will, in part, be dependent upon the ability of the Company to manage growth effectively.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty.  It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the rubber recycling markets in which we participate.  As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole.  Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general.  These changes may negatively affect the sales of our products, increase exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase costs associated with manufacturing and distributing our recycled rubber products.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends to date with respect to our Common Stock.  We do not anticipate paying dividends on our Common Stock in the foreseeable future since we will use all of our earnings, if any, to finance the development of our operations.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly revenues, expenses, net sales, net income, operating results and gross profit margins vary significantly from quarter to quarter.  As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our Common Stock.  The reasons our quarterly results may fluctuate include, among other factors, the following:

•	variations in profit margins attributable to product mix;

•	changes in the general competitive and economic conditions;

•	delays in, or uneven timing in the delivery of, customer orders; and

•	the introduction of new products by us or our competitors.

The Company’s planned operating expenditures each quarter are based on sales forecasts for the quarter, however period to period comparisons of our results should not be relied on as indications of future performance.  If sales do not meet expectations in any given quarter, operating results for the quarter may be materially and adversely affected.

IF AND WHEN WE SELL OUR PRODUCTS, WE MAY BE LIABLE FOR PRODUCT LIABILITY CLAIMS.

The recycled rubber products that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of our products.  There is no assurance that the Company’s product liability insurance will be adequate to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business.  Inability to obtain and maintain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products.  Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention.  If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

WE DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE FOR OUR PRODUCTION FACILITIES OR INSURANCE THAT COVERS THE RISK OF LOSS OF OUR PRODUCTS IN SHIPMENT.

The Company believes that its success and future results of operations will be substantially dependent upon its ability to provide valuable recycled rubber products to its customers.  As a result, any disruption of the Company’s day-to-day operations could have a material adverse effect upon the Company and any failure of the Company’s management and manufacturing systems, distribution arrangements or communication systems could impair its ability to receive and process customer orders and ship products on a timely basis.  Operation of our facilities involves many risks, including equipment failures, natural disasters, industrial accidents, power outages, labor disturbances and other business interruptions.  We do not carry any business interruption insurance, and there can be no assurance that such insurance coverage, if obtained, would be sufficient to compensate for alleged claims or losses that could occur.  As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.  Any system failure that causes an interruption in the production of our products would impair our revenue-generating capabilities, and could damage our reputation and our brand name.

OUR LACK OF PRODUCT AND BUSINESS DIVERSITY COULD INHIBIT OUR ABILITY TO ADAPT OUR BUSINESS TO INDUSTRY CHANGES AND DEVELOPMENTS.

We are currently only engaged in the rubber recycling industry and the production of rubber mulch, chips, nuggets and powders.  Additionally, our efforts to date have been concentrated in the North American market.  This lack of diverse business operations exposes us to significant risks.  Our future success may be dependent upon our success in developing and expanding our areas of concentration and upon the general economic success of the rubber recycling industry.  In addition, decline in the market demand for our products could have a material adverse effect on our brand, business, results of operations and financial condition.

OUR CONTINUED GROWTH DEPENDS ON RETAINING OUR CURRENT KEY EMPLOYEES, AND WE MAY NOT BE ABLE TO CONTINUE TO DO SO.

Our success is largely dependent upon the efforts and abilities of Joseph Glusic, the Chief Executive Officer, President and a director of the Company.  The loss of the services of Mr. Glusic or other members of our senior management may significantly delay or prevent the achievement of product development and other business objectives, and it is possible the Company would not be able to replace them adequately.  Mr. Glusic may resign at any time or we may terminate his employment at any time, and if we lose the services of, or do not successfully recruit adequate replacement personnel, the growth of our business could be substantially impaired.  At present, we do not maintain key person insurance for Mr. Glusic or any of our senior management.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN QUALIFIED SENIOR PERSONNEL.

We believe we are currently able to manage our current business with our existing management team.  However, as we expand the scope of our operations, we will need to obtain the full-time services of additional senior management and other personnel.  Competition for highly skilled personnel is intense, and there can be no assurance that we will be able to attract or retain qualified senior personnel.  Our failure to do so could have an adverse effect on our ability to implement our business plan.  As we add full-time senior personnel, our overhead expenses for salaries and related items will increase from current levels and, depending upon the number of personnel we hire and their compensation packages, these increases could be substantial.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION, AND OUR COMPLIANCE WITH EXISTING OR FUTURE LAWS AND REGULATIONS, AS WELL AS THE POSSIBILITY OF ANY MANDATORY PRODUCT RECALLS IMPOSED BY FUTURE REGULATIONS, COULD CAUSE US TO INCUR SUBSTANTIAL EXPENDITURES.

We are subject to a broad range of federal, state and local laws and regulations intended to protect public health, natural resources and the environment.  Existing and subsequent changes in foreign, national, state and local laws, as well as administrative regulations and enforcement policies over which the Company has no control, could have an adverse effect on the Company’s business.  Workers’ compensation requirements and other regulation of wages, hours and working conditions could have adverse effects on the Company’s operations.  The Company’s continued operations are dependent upon its ability to comply with local zoning and land use regulations which govern the use of buildings and similar matters.  The Company believes that it can obtain the necessary permits to promote the intended business of the Company at the sites where it intends to do business, but its ability to obtain these permits is dependent upon the discretion of state and/or local officers.  Moreover, many of these permits may impose restrictive conditions upon the business operations of the Company and may be reviewed and revoked at specified intervals.  No assurance can be given that a future law or regulation applicable to the Company’s location will not have an adverse effect upon its ability to conduct business.

The Company is subject to numerous federal, state and local laws and regulations that govern the discharge and disposal of wastes, workplace safety and other aspects of the Company business.  The Company’s operations entail the risk of noncompliance with environmental and other government regulations.  Environmental and other legislation and regulations have changed in recent years and the Company cannot predict what, if any, impact future changes may have on the Company’s business.  To mitigate any risk associated with the ultimate closure and safety of the facility, the Company will post a reclamation bond to ensure proper closure, maintenance, and monitoring of the site for the statutory period(s).

Further, environmental legislation has been enacted, and may in the future be enacted, that creates liability for past actions that were lawful at the time taken.  As in the case with manufacturing companies in general, if damage to persons or the environment has been caused, or is in the future caused, by the Company’s use of hazardous solvents or by hazardous substances located at the Company’s facilities, the Company may be fined or held liable for the cost of remediation.  Imposition of such fines or the incurrence of such liability may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company expects to be able to incorporate substantially all of the used rubber feedstock it receives into its manufacturing and reclamation process without significant waste disposal problems of its own.  However, its supply source is relatively homogeneous and consistent, and there can be no assurance that in the future continuing regulations will not adversely affect the Company’s operations or require the introduction of costly additional manufacturing or waste disposal processes.

The Company believes that the demand for its products and technology could be decreased if there is a lessening of public concern or governmental pressure on private industries and municipal authorities to deal with used tire disposal problems.  Further, the Company believes that a lessening of environmental concerns could reduce the rate at which tires are recycled, which ultimately could have the effect of increasing the Company’s cost of raw materials for its manufacturing operations.

Although state legislation currently provides for certain financial incentives and procurement preferences for recycled materials, such preferences for materials containing shredded tires are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies.  Such guidelines for recycled rubber materials may not be released or, if released, the product performance standards required by such guidelines may be incompatible with the Company’s manufacturing capabilities.

Risks Related to our Management and Structure

WE HAVE NOT IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICT OF INTEREST AND SIMILAR MATTERS.

Current federal securities regulations, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Among the corporate governance measures that are generally considered good practice are policies that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.  While we intend to adopt certain corporate governance measures such as a code of ethics and an established Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors, and Joseph Glusic serves as our sole director.  We intend to expand our board membership in future periods to include independent directors.  It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of Audit, Nominating and Compensation Committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director, who has an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.  A conflict of interest may also arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders, and, because Mr. Glusic serves as the only senior executive and our sole director, there will be no independent analysis of the actions that will be taken by the Company and its Board.  Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

THE COMPANY MAY ENGAGE IN NON-ARM’S LENGTH TRANSACTIONS WITH ITS OFFICERS, DIRECTORS AND SHAREHOLDERS.

Transactions and agreements that the Company may execute with its officers, directors and shareholders may not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.  These transactions may not be executed on terms and conditions that are at least as favorable to us as those that could reasonably be obtained in a comparable arm’s-length transaction with a person who is not an affiliate.

OUR MANAGEMENT AND LARGER STOCKHOLDERS EXERCISE SIGNIFICANT CONTROL OVER OUR COMPANY AND MAY APPROVE OR TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.

As of March 18, 2010, our named executive officers, directors and major stockholders beneficially owned the majority of our voting power.  For the foreseeable future, these stockholders will be able to exercise control over many matters requiring approval by the board of directors or our stockholders.  As a result, they will be able to:

•	control the composition of our board of directors;

•	control our management and policies;

•	determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders; and

•	act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

Risks Related to our Common Stock

OUR COMMON STOCK IS CLASSIFIED AS PENNY STOCK, AND IT CONTINUES TO BE EXTREMELY ILLIQUID, SO INVESTORS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING MARKET PRICES.

Our Common Stock is currently generally classified as a penny stock.  Penny stocks generally include equity securities with a price of less than $4.00 that trade on the over-the-counter market.  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the securities that are classified as penny stocks.  The “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of penny stock issuers to regulations that impose sales practice requirements on broker-dealers, causing many broker-dealers to not trade penny stocks or to only offer the stocks to sophisticated investors that meet specified net worth or net income criteria identified by the Commission.  These regulations contribute to the lack of liquidity of penny stocks.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS, AS WELL AS THE EXERCISE OF OUR OUTSTANDING WARRANTS ON A CASH OR A CASHLESS BASIS, MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

At the time that this registration statement is declared effective by the SEC, a significant number of shares of our Common Stock will be eligible to be immediately sold in the market.  Even a perception by the market that Selling Stockholders may sell in large amounts after the registration statement is declared effective could place significant downward pressure on our stock price.

OUR STOCK PRICE AND TRADING VOLUME MAY BE VOLATILE, WHICH COULD RESULT IN LOSSES FOR OUR STOCKHOLDERS.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities.  The market of our Common Stock could change in ways that may or may not be related to our business, industry or operating performance and financial condition.  In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur.  Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock include:

•	Actual or anticipated quarterly variations in our operating results;

•	Changes in expectations as to our future financial performance or changes in financial estimates, if any;

•	Announcements relating to our business or the business of our competitors;

•	Conditions generally affecting the crumb rubber industry;

•	The success of our operating strategy; and

•	The operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our Common Stock.  If the market price of our Common Stock declines significantly, you may be unable to resell your shares of Common Stock at or above the price you acquired those shares.  We cannot assure you that the market price of our Common Stock will not fluctuate or decline significantly.

FINRA SALES PRACTICE REQUIREMENTS LIMIT A STOCKHOLDERS’ ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority, Inc. (FINRA) has adopted rules which require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which has the effect of reducing the level of trading activity and liquidity of our Common Stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers are willing to make a market in our Common Stock, reducing a stockholders’ ability to resell shares of our Common Stock.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been initiated.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our Common Stock by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

We are not selling any Common Stock in this offering.  We anticipate that the Selling Stockholders will offer the Shares for sale at prevailing market prices on the OTC Bulletin Board on the date of such sale.

DILUTION

We currently file reports with the SEC, and we are not selling any Common Stock in this offering.  The Selling Stockholders are the current stockholders of the Company.

SELLING SECURITY HOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Notes and exercise of the Warrants.  For additional information regarding the issuance of the Notes and the Warrants, see “Warrants and Convertible Notes” below.  We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.  Except for the ownership of the Notes and the Warrants issued pursuant to the December 21, 2009 Securities Purchase Agreement, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.  The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of Common Stock, Notes and Warrants, as of March 18, 2009, assuming conversion of the Notes and exercise of the Warrants held by each such Selling Stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, this prospectus generally covers the resale of 133% of the sum of (i) the maximum number of shares of Common Stock issuable upon conversion of the Notes and (ii) the maximum number of shares of Common Stock issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.  As described herein, all or any part of the principal amount outstanding under each Note, plus all accrued and unpaid interest thereon, is convertible at any time and from time to time into shares of our Common Stock at the conversion price of $1.21 per share (the “Conversion Price”), subject to certain exercise limitations based on beneficial ownership levels, at the option of the holder of each Note.  The Conversion Price may be adjusted in the event the Company issues (i) any shares of Common Stock for consideration per share that is less than the Conversion Price, (ii) options to purchase Common Stock at an exercise price that is less than the Conversion Price; or (iii) any convertible security that is convertible for Common Stock at a conversion price that is less than the Conversion Price.  In addition, if the Company engages in a subdivision or combination of one or more classes of its outstanding Common Stock, then the Conversion Price will be proportionately adjusted.

Each Series A, Series B and Series C Warrant may be exercised for the purchase of one share of Common Stock at the exercise price of $1.21 per share (the “Exercise Price”).  The Exercise Price may be adjusted in the event the Company pays a stock dividend, subdivides one or more classes of its Common Stock, or combines one or more classes of its then outstanding shares of Common Stock.  In addition, if the Company issues any options or convertible securities at an exercise or conversion price that is less than the Exercise Price, then the Exercise Price may be adjusted.

Because the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Notes and the Warrants, a Selling Stockholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.9% or 9.9% (as applicable).  The number of shares in the second column reflects these limitations.  The Selling Stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Column A	Column B	Column C	Column D	Column E

Name of Selling Stockholder*	Number of Shares of Common Stock Owned Prior to Offering (A)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (B)	Number of Shares of Common Stock of Owned After Offering	Percentage of Shares of Common Stock Owned After Offering

Alpha Capital Anstalt (1)	1,012,396	1,346,487	-	-

Brio Capital, LP (2)	578,512	769,421	-	-

Cranshire Capital, L.P. (3)	2,892,562	3,847,108	-	-

Hudson Bay Fund LP (4)	592,976	788,659	-	-

Hudson Bay Overseas Fund Ltd. (5)	853,308	1,134,899	-	-

Iroquois Master Fund Ltd. (6)	2,169,422	2,885,331	-	-

Kingsbrook Opportunities Master Fund LP (7)	578,512	769,421	-	-

Next View Capital LP (8)	723,142	961,778	-	-

Rockmore Investment Master Fund Ltd. (9)	723,142	961,778	-	-

(A) Includes shares of Common Stock underlying warrants and/or notes held by the Selling Stockholder that are covered by this prospectus, including any convertible securities that, due to contractual restrictions, may not be exercisable if such exercise would result in beneficial ownership greater than 4.9% and 9.9%, as applicable.
(B) In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, the number of shares of Common Stock to be sold by each Selling Stockholder under this prospectus generally covers the resale of 133% of the sum of (i) the maximum number of shares of Common Stock issuable upon conversion of the notes and (ii) the maximum number of shares of Common Stock issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.  See “Description of Securities To Be Registered – Warrants and Convertible Notes.”

(1)  Konrad Ackermann has sole voting and investment control over the shares held by Alpha Capital Anstalt.  The shares of Common Stock owned by Alpha Capital Anstalt prior to this Offering in Column B represent 723,140 shares issuable upon the exercise of warrants and 289,256 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Alpha Capital Anstalt in Column C represents 961,776 shares issuable upon the exercise of warrants and 384,711 shares issuable upon the conversion of outstanding notes.
(2) Shaye Hirsch has sole voting and investment control over the shares held by Brio Capital LP.  The shares of Common Stock owned by Brio Capital, LP prior to this Offering in Column B represent 413,223 shares issuable upon the exercise of warrants and 165,289 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Brio Capital, LP in Column C represents 549,587 shares issuable upon the exercise of warrants and 219,835 shares issuable upon the conversion of outstanding notes.
(3) Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire.  Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting and control over Downsview.  As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.  The shares of Common Stock owned by Cranshire prior to this Offering in Column B represent 2,066,116 shares issuable upon the exercise of warrants and 826,446 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Cranshire in Column C represents 2,747,934 shares issuable upon the exercise of warrants and 1,099,174 shares issuable upon the conversion of outstanding notes.
(4) Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Fund LP, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P., and, as a result, Mr. Gerber may be deemed to have voting and investment control over these securities. Sander Gerber disclaims beneficial ownership over these securities. The shares of Common Stock owned by Hudson Bay Fund LP prior to this Offering in Column B represent 423,555 shares issuable upon the exercise of warrants and 169,421 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Hudson Bay Fund LP in Column C represents 563,328 shares issuable upon the exercise of warrants and 225,331 shares issuable upon the conversion of outstanding notes.
(5) Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Overseas Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P., and, as a result, Mr. Gerber may be deemed to have voting and investment control over these securities. Sander Gerber disclaims beneficial ownership over these securities. The shares of Common Stock owned by Hudson Bay Overseas Fund Ltd. prior to this Offering in Column B represent 609,506 shares issuable upon the exercise of warrants and 243,802 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Hudson Bay Overseas Fund Ltd. in Column C represents
(6) Joshua Silverman has sole voting and investment control over the shares held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of these shares.  The shares of Common Stock owned by Iroquois Master Fund Ltd. prior to this Offering in Column B represent 1,549,587 shares issuable upon the exercise of warrants and 619,835 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Iroquois Master Fund Ltd. in Column C represents 2,060,951 shares issuable upon the exercise of warrants and 824,380 shares issuable upon the conversion of outstanding notes.
(7) Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities.  Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities.  KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners.  Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC, and as a result may be considered (i) the beneficial owners of, and (ii) as sharing the ability to exercise voting and investment control over, any securities deemed to be beneficially owned by Opportunities GP and GP, LLC.  Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.  The shares of Common Stock owned by Kingsbrook Opportunities prior to this Offering in Column B represent 413,223 shares issuable upon the exercise of warrants and 165,289 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Kingsbrook Opportunities in Column C represents 549,587 shares issuable upon the exercise of warrants and 219,834 shares issuable upon the conversion of outstanding notes.

(8) Stewart Flink has sole voting and investment control over the shares held by Next View Capital LP.  The shares of Common Stock owned by Next View Capital LP prior to this Offering in Column B represent 516,530 shares issuable upon the exercise of warrants and 206,612 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Next View Capital LP in Column C represents 686,985 shares issuable upon the exercise of warrants and 274,793 shares issuable upon the conversion of outstanding notes.
(9) Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Investment Fund”).  By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our Common Stock owned by Rockmore Master Fund.  Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our Common Stock.  Rockmore Partners has delegated authority to Rockmore Capital regarding portfolio management decisions with respect to the shares of Common Stock owned by Rockmore Master Fund and, as of March 18, 2010, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of Common Stock owned by Rockmore Master Fund.  By reason of such authority, Messrs. Bernstein and Daly may be deemed to share voting and investment control over the shares of Common Stock of Rockmore Master Fund.  Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our Common Stock and neither person has any legal right to maintain such authority.  No other person has sole or shared voting or dispositive power with respect to the share of Common Stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.  The shares of Common Stock owned by Rockmore Capital prior to this Offering in Column B represent 516,530 shares issuable upon the exercise of warrants and 206,612 shares issuable upon the conversion of outstanding notes, and the maximum number of shares of Common Stock to be sold pursuant to this Prospectus by Rockmore Capital in Column C represents 686,985 shares issuable upon the exercise of warrants and 274,793 shares issuable upon the conversion of outstanding notes.

* None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the notes and exercise of the warrants to permit the resale of these shares of Common Stock by the holders of the notes and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•           on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•           in the over-the-counter market;

•           in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•           through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•           ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•           block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•           purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•           an exchange distribution in accordance with the rules of the applicable exchange;

•           privately negotiated transactions;

•           short sales made after the date the Registration Statement is declared effective by the SEC;

•           broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•           a combination of any such methods of sale; and

•           any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus.  In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus.  If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $16,182 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of our Capital Stock, Amended and Restated Articles of Incorporation and the Bylaws is qualified in its entirety by reference to the provisions of applicable law and to the complete terms of our capital stock contained in our Amended and Restated Articles of Incorporation.

Common Stock

We have 150,000,000 shares of Common Stock, $0.001 par value, authorized by our Amended and Restated Articles of Incorporation.  The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of Common Stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding Common Stock may elect the entire Board of Directors; if they do so, minority stockholders would not be able to elect any persons to the Board of Directors.  Our Bylaws provide that a majority of our issued and outstanding shares shall constitute a quorum for stockholder meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our stockholders have no preemptive rights to acquire additional shares of Common Stock or other securities.  The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

The Board of Directors cannot issue the authorized but unissued shares of Common Stock without action by the stockholders.  The issuance of such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

There are no provisions in our Bylaws or Amended and Restated Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

Warrants and Convertible Notes

On December 21, 2009, we entered into a Securities Purchase Agreement and related agreements pursuant to which we agreed to issue 9% Senior Secured Convertible Notes (the “Notes”), Series A Warrants to purchase 2,169,424 shares of the Company’s Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company’s Common Stock, and Series C Warrants to purchase 2,169,424 shares of the Company’s Common Stock (the Series A Warrants, Series B Warrants and Series C Warrants are referred to herein as the “Warrants”) for an aggregate purchase price of $3,500,000 in a private placement (the “Private Placement”).  This prospectus is being delivered in connection with the resale of shares of our Common Stock issuable upon the conversion of the Notes, as payment of principal and accrued interest thereon (the Notes are initially convertible up to 3,847,107 shares of Common Stock), and upon the exercise of the Warrants (initially exercisable up to 9,617,775 shares of Common Stock) issued in connection with the Private Placement.

The Notes were issued December 23, 2009 pursuant to the Securities Purchase Agreement among our Company and the Selling Stockholders.  The principal purposes of the Private Placement was for general corporate purposes, including the purchase of equipment to produce recycled fine rubber powders, site work and working capital.  The Private Placement resulted in gross proceeds to us of $3,500,000 before placement agent fees and other expenses associated with the transaction.

The Notes mature December 1, 2010 and bear interest at an annual rate of 9% payable quarterly in, at the Company’s option, cash or, subject to the satisfaction of certain customary conditions, registered shares of our Common Stock.  In addition, at the option of the holder of each Note, all or any part of the principal amount outstanding under each Note, plus all accrued and unpaid interest thereon, is convertible at any time and from time to time into shares of our Common Stock at the conversion price of $1.21 per share (the “Conversion Price”), subject to certain exercise limitations based on beneficial ownership levels.  The Conversion Price may be adjusted in the event the Company issues (i) any shares of Common Stock for consideration per share that is less than the Conversion Price, (ii) options to purchase Common Stock at an exercise price that is less than the Conversion Price; or (iii) any convertible security that is convertible for Common Stock at a conversion price that is less than the Conversion Price.  In addition, if the Company engages in a subdivision or combination of one or more classes of its outstanding Common Stock, then the Conversion Price will be proportionately adjusted.

Each Note lists certain “Events of Default,” which include, without limitation, any default in the payment of principal of, interest on or other charges in respect of the Notes as and when they become due and payable, and our failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the Notes, the Securities Purchase Agreement, the Security Agreement or the Registration Rights Agreement.  Upon the occurrence of an Event of Default, the holder may require us to redeem all or any portion of a Note by delivering written notice to us at a default redemption price as calculated pursuant to certain formulas set forth in the Note.  In the event of a partial redemption, the principal amount redeemed shall be deducted from the installment amounts relating to the applicable installment date(s) as set forth in the notice of default and redemption.

The Warrants issued to the Selling Stockholders in the Private Placement include the following:

•
Series A Warrants, which are exercisable for a period of five years into an aggregate of 75% of the number of shares of our Common Stock initially issuable upon conversion of the Notes, with the Series A Warrants being exercisable into 2,169,424 shares immediately upon issuance;

•
Series B Warrants, which are exercisable for a period of five years into 100% of the shares of our Common Stock initially issuable upon conversion of the Notes, with the Series B Warrants being exercisable into 2,892,562 shares immediately upon issuance; and

•
Series C Warrants, which are exercisable for a period of five years into a maximum percentage of 75% of the number of shares of our Common Stock initially issuable upon conversion of the Notes, with the Series C Warrants being exercisable into 2,169,424 shares immediately upon issuance but only to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised.

The initial exercise price of each Series A Warrant, Series B Warrant and Series C Warrant will be the same as the initial conversion price under the Notes ($1.21 per share).  Like the Conversion Price of the Notes, the exercise price of the Warrants is subject to a full-ratchet adjustment upon the occurrence of certain events, including our issuance of securities at a price per share less than the exercise price then in effect.  If we issue shares of Common Stock or options exercisable for or securities convertible into Common Stock at an effective price per share of Common Stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.

In connection with the Private Placement, we entered into a Registration Rights Agreement with the Selling Stockholders under which we were required, on or before February 6, 2010, to file a registration statement with the SEC covering the resale of the shares of our Common Stock issuable pursuant to the Notes and Warrants, including as payment of principal and interest on the Notes, and to use our best efforts to have the registration statement declared effective at the earliest date, but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review.  The Registration Rights Agreement provides for certain monetary penalties if the registration statement is not filed or does not become effective on a timely basis.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Holladay Stock Transfer Inc.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Patton Boggs LLP.  Patton Boggs LLP currently owns 500,000 shares of the Company’s Common Stock, none of which is being registered by this prospectus.

DESCRIPTION OF BUSINESS AND PROPERTIES

Overview

Magnum d’Or Resources, Inc. (the “Company” or “Magnum”) was incorporated on September 3, 1999 under the laws of the State of Nevada.  Since its inception, the Company has evolved through several transitions to its present state.  During this evolution, the Company operated as an internet information company, a mining exploration company and a business acquisition company.

In December 2006, the Company’s then outstanding preferred stock, and thus voting control of the Company, was acquired by an individual for the express purpose of pursuing the Company’s current business strategy of producing high quality rubber powder and thermoplastics.

Business Units

Operations in Canada

In May 2008, the Company formed a wholly-owned subsidiary, Recyclage Magnum Canada (“RMC”), into which the Company subsequently transferred all production equipment for the purpose of establishing its first North American production facility.  RMC’s 98,500+ square foot turnkey production facility is situated in the town of Magog, which is located in the Memphremagog region of Canada.  The Company chose to establish its first North American facility in the Memphremagog region of Canada because of this region’s proximity to both the Canadian market and the Northeast region of the United States, as  well as Memphremagog’s commercial focus on the rubber industry.

With the modular design of the Company’s production line at its Magog facility, the operation is capable of producing several varied products without requiring additional parts, labor or equipment.  Currently, the Canadian facility is producing rubber buffings (mulch), rubber nuggets, and fine rubber powders that are sized at forty-mesh minus.  In the future, the Company may focus the production of the Magog facility on fine rubber powders.

Operations in the United States

In June 2009, the Company formed a wholly-owned subsidiary in the State of Nevada titled Magnum Recycling USA (“MRUSA”) for the purpose of establishing the Company’s first operations in the United States.  In August 2009, MRUSA acquired a tire disposal facility/monofill located in Hudson, Colorado to establish a centralized U.S. production and distribution point.  The purchase of the Hudson site included the acquisition of a stockpile of used and discarded tires that the Company has estimated to be approximately 30 million units, which equates to approximately 300,000 tons of raw rubber materials.  The strategic geographic location of the Hudson facility, as well as the stockpile of used tires available at this facility, makes the Hudson facility an ideal location for the production and distribution of fine rubber powders and compounds.

The Hudson facility currently operates as one of three licensed Colorado monofills that is permitted to accept used tires, and it is also engaged in the pre-shredding of raw rubber materials.  Shredding operations at the Hudson facility began in October of 2009 with the delivery of a Saturn mobile shredding unit, and to date an estimated 500,000 tires have been shredded into raw materials suitable for processing into fine rubber powders when MRUSA installs the powder production equipment that it ordered in January 2010.  The Company expects that the additional processing equipment, which cost approximately $1,500,000, will enable the Company to produce high volumes of quality rubber powders for sale and use in custom compounds.

Engineering Operations

In October 2009, the Company formed a wholly-owned subsidiary, Magnum Engineering (“MEI”) for the express purpose of providing rubber recycling equipment engineering and consulting related services to the Company and to other interested third parties.  Currently, MEI is offering equipment purchase and installation consulting to RMC and MRUSA related to the production of high quality rubber powder production.  MEI does not currently provide any services to any entity other than RMC and MRUSA.

Magnum/SRI Partnership

In October 2008, the Company entered into an agreement with Sekhar Research Innovations (“SRI”) of Malaysia to acquire the use and licensing rights of technologically advanced patents, processes and equipment for the North American market.  The Company intends to use these patented processes to convert the high quality rubber powder from the Company’s current North American operations into custom compounds.

Currently, Magnum/SRI is using its advanced technologies to produce custom compounds, retread compounds, processing aids, advanced state-of-the-art equipment and reactivated ambient/cryogenic rubber powders for the global market.  Magnum/SRI tests are targeting premium applications that contain industrialized high percentage raw material substitution and high grade properties.

Expansion Opportunities

From time to time in the future the Company may consider acquiring additional facilities and resources to allow it to strategically provide modified sources of recycled rubber products, reconstituted rubber derivatives, and high quality rubber powders to various distributors and manufacturers.  The Company intends to pursue these plans through the operation of wholly owned and joint venture facilities that may be fabricated or acquired as the market allows.  The Company hopes to establish technical facilities, either coincident with or separate from its production facilities, to conduct research and development activities.  It may also enter into strategic alliances with educational institutions and/or research firms to advance its market research and develop innovative products and solutions associated with its core recycling business.

Products

The Company currently sells the products that are produced at its North American facilities into several different markets.  The Company’s products currently include tire derived fuel chips (TDF), rubber buffings (landscape), rubber nuggets (landscape), rubber granules (crumb rubber), and fine rubber powders, and each of these products is generally used for the following purposes:

•	The TDF product is generally used as a fuel source for steam generated power plants or as heat in cement kilns.
•	Rubber buffings and rubber nuggets are used in products such as realistically-textured groundcover and as a replacement for wood chips, bark and gravel.

•	Rubber granules are used as raw materials in the production of rubberized asphalt, infill for civil engineering projects, and certain types of urethane blended playground safety surfaces.
•	Rubber powders are used as filler materials for molded goods like rubber mats, paving stoves and automotive parts. Rubber powders are also used to develop custom compounds.

Additionally, the Company has engaged in preliminary discussions with various parties regarding the possible sale of the nylon cord byproduct and steel byproduct that is produced from recycled tires.

As production moves forward, the Company expects to move from low margin TDF and landscape products (such as rubber nuggets and rubber buffings) to higher yield and higher margin crumb rubber reclamation products.  The creation of crumb rubber reclamation products utilizes technologies and processing aids that convert vulcanized rubber into value added natural and synthetic rubber compounds. These compounds are specifically useful in retread and automotive components.

Customers

Manufacturing companies today are under tremendous pressure to turn their present production processes in an environmentally friendly direction or provide customers “green” options for end-user consumption.  The Company’s products fit neatly into this niche market for the production of environmentally friendly recycled products.  Each of the Company’s product categories listed above has a unique consumer who frequently seeks raw materials that will be integrated into their production processes so that such consumer can classify its respective products as “green.”  The Company is always in the process of seeking new consumers of the landscape materials, crumb rubber, fine rubber powders and custom compounds that are currently in production.

Currently, the landscape raw material segment of the recycled rubber market represents the primary market for the products that are produced at our Magog, facility.  The Company currently works closely with National Sales and Supply, Inc. (“NSS”), the largest recycled rubber landscape supply company in North America, and in January 2008 the Company executed two contracts with NSS pursuant to which it may provide NSS up to 48,000 tons of rubber buffings and 40,000 tons of rubber nuggets each year at the initial price of $380.00 per ton and $200.00 per ton, respectively.  The term of each contract is five years, and the cost of the rubber buffings and nuggets to be supplied under each contract is scheduled to increase by five percent each year.

The rubber powder and compounding markets are still being developed by the Company as production capacity continues to expand.  The Company expects that these segments may quickly surpass the landscape raw materials market in the future.

Sourcing Raw Rubber Materials as Inventory

The Company generally acquires raw rubber materials as feedstock for its manufacturing processes through two primary methods.  In connection with the production that occurs at the Company’s Hudson, Colorado facility, the Company generally uses as feedstock the estimated 30 million tires of used tire inventory that exists at these facilities.  Alternatively, from time to time the Company may execute tire supply contracts with local tire haulers and tire distributors that are seeking a source for the disposal of used tires.  The Company does not pay for this inventory, but instead local vendors deliver this inventory to the Company after paying the Company a small disposal fee, which are generally referred to as “tipping fees.”  Generally, these raw materials are readily available to the Company, and on average the Company collects approximately 100 tons of recyclable tires each month.  The Company does not currently have any formal agreement with any local tire haulers or tire distributors for the delivery of used tires.

Highly Competitive Industry

The crumb rubber industry is highly competitive. Virtually all of the manufacturers, distributors and marketers of recycled rubber products have substantially greater management, financial, research and development, marketing and manufacturing resources than we do. The Company faces competition in all of its markets from large, national companies and smaller, regional companies, as well as from individuals. Many of the Company’s competitors are larger and have greater financial resources than the Company. The Company from time to time will experience price pressure in certain of its markets as a result of competitors’ promotional pricing practices. Competition is based on product quality, functionality, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging preferences.

Notwithstanding this competition, the Company believes that its focus toward sources of used tires is less attractive to most producers of recycled tires, and the Company’s acquisition of the Hudson, Colorado facility may provide the Company a reliable source of raw materials for at least the next five years.  Further, the Company believes that the tire reclamation processes that it has developed for its manufacturing business may enable the Company to source raw rubber materials from readily available sources in the future.  However, the Company anticipates new entrants into the tire reclamation business which could affect the Company’s source of raw materials supply, and there is no assurance that the Company will be successful in obtaining suitable investment, financing or purchase contracts for its products.

Governmental Regulation

It is impossible to predict all future government regulation, if any, to which the Company may be subject until it has been in production for a period of time.  The use of assets and/or conduct of business that the Company is pursuing will be subject to environmental, public health and safety, land use, trade, and other governmental regulations, as well as state and/or local taxation.  In developing its activity in the rubber and recycle industry, management will endeavor to ascertain, to the extent possible due to its current limited resources, the effects of such government regulation on the prospective business of the Company.  In certain circumstances, however, it may not be possible to predict with any degree of accuracy the impact of all potential government regulation.  The inability to ascertain the complete effect of government regulation on current or future business activity makes the Company business a higher risk.

Employees

The Company, including its subsidiaries, presently has seventeen full time employees.  The Company also relies upon the use of vendors, contractors, consultants and contract labor to fulfill the needs and requirements associated with the installation, start-up, testing and initial production activities.

The Company’s consultants provide the Company access to strategic relationships with several business development resources, as well as providing those services that the Company’s management deems necessary to the Company from time to time.  Company consultant agreements include terms that range from several months to several years, and several of these agreements provide in part that the compensation payable to the consultant shall be mutually agreed upon by the Company and the consultant.  Other consultant agreements provide in part that consultants are to be paid a fixed obligation by the Company, either in cash, Company stock or a combination of both, at the discretion of the Company.

The Company has historically retained consultants to provide services in the areas of information technology, brand development, web development and marketing.  Information technology consulting included the creation and maintenance of the Company’s email system and phone system maintenance for the Company’s former corporate offices in Fort Lauderdale, Florida.  Marketing and brand development activities included the development of corporate advertising, brand standards, logo development and the shooting and editing of Company stock photography.  Consultants were also retained for the development, redesign, launch, search engine optimization and maintenance of the Company’s website, http://www.magnumresources.net.

The Company expects to continue to use contract labor, management consultants, attorneys, accountants, engineers and other professionals as necessary to support its management and administrative requirements, and the ongoing need for these service providers will be addressed on a continuing basis.

Properties

The Company maintains its official US address of record at 2850 W. Horizon Ridge Pkwy., Suite 200, Henderson, Nevada 89052.  Its wholly owned subsidiary, “Recyclage Magnum Canada, Inc.,” maintains its corporate office and primary production facility at 2035 Boulevard Industrial, Magog, Quebec, Canada J1X 5G9.  Recyclage Magnum maintains a 98,500 square foot building at this facility, where it produces rubber nuggets and buffing.

Magnum Recycling USA maintains its corporate office and primary production facility at 12311 Weld County Rd 41, Hudson, Colorado 80642.  The Company’s Hudson, Colorado facility includes approximately 120 acres of commercially-zoned land with buildings, equipment and tires on site.  The Company’s other US subsidiary, Magnum Engineering, currently does not maintain independent offices or facilities.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is traded on the over-the-counter Electronic Bulletin Board under the symbol MDOR. The table below sets forth the high and low bid prices per share of our Common Stock for each quarter of our two most recently completed fiscal years.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Fiscal Quarter Ended	High Bid	Low Bid

2008
31-Dec-07	$0.280	$0.060
31-Mar-08	$0.810	$0.270
30-Jun-08	$0.450	$0.200
30-Sep-08	$0.600	$0.250

2009
31-Dec-08	$0.850	$0.150
31-Mar-09	$0.535	$0.260
30-Jun-09	$1.540	$0.320
30-Sep-09	$1.330	$0.570

At March 18, 2010, there were approximately 279 holders of record of the Company’s Common Stock.  There are currently no stock options outstanding and 7,231,410 warrants outstanding to purchase shares of Common Stock of the Company.

The closing price for the Company’s Common Stock on March 16, 2010 was $0.65 per share.

Since its inception, no dividends have been paid on the Company’s Common Stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the Common Stock will be declared and paid in the foreseeable future.

FINANCIAL STATEMENTS

See the Consolidated Financial Statements beginning on page F-1, “Index to Financial Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies and Use of Estimates

The preparation of consolidated financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the reported amounts and classification of expense, and the disclosure of contingent assets and liabilities.  We evaluate our estimates and assumptions on an ongoing basis.  We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following items in our consolidated financial statements require significant estimates and judgments:

Revenue recognition

The Company recognizes revenue from the sales of products in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, when persuasive evidence of an order arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  Generally, these criteria are met at the time the product is shipped to customers when title and risk of loss have transferred.

Share-based payments

The Company periodically issues options and warrants to purchase shares of the Company’s Common Stock to employees and non-employees for services and for financing costs.  Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.  Options vest and expire according to terms established at the grant date.

Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.  Raw materials are considered long-term assets as they are not expected to be processed and sold by the end of the subsequent fiscal year.

General

The following discussion and analysis summarizes the results of operations of Magnum d’Or Resources, Inc. (the “Company” or “we”) for the fiscal year ended September 30, 2009.

As of September 30, 2008 the Company was a development stage recycling company. It held certain licensed technology and proprietary processes related to the granulation of recycled rubber products and the subsequent production of materials used to produce various malleable and semi-rigid elastomeric alloys (EAs).  The Company also secured distribution rights to sell and distribute certain recycling equipment necessary to shred and granulate tires and other rubber products throughout North America and China.  However, on December 28, 2008, the Company elected not to continue the use of these licenses and the parties agreed to terminate its relationship and hold each other harmless.

In October 2008, the Company acquired new licensing rights to a number of technological processes that allow rubber to be reconstituted, liquefied, specially blended into ethylene propylene diene monomer (EPDM) powders, and EPDM compounds.  These agreements provide the Company with an array of technologies that could provide a positive impact on the rubber recycling industry.  The Company will use its licensed processes to disintegrate scrap tires, remove fibers and metal wire, and produce crumb rubber sorted into different mesh sizes to be recycled into various rubber products.

Production activities commenced during November of 2008, thus transforming the Company from a development stage entity to an operational entity.

In June 2009, the Company formed a wholly-owned subsidiary in the State of Nevada titled Magnum Recycling USA (“MRUSA”) for the purpose of establishing the Company’s first operations in the United States.  In August 2009, MRUSA acquired a tire disposal facility/monofill located in Hudson, Colorado to establish a centralized U.S. production and distribution point.

In October 2009, the Company formed another wholly-owned subsidiary, Magnum Engineering (“MEI”) for the express purpose of providing rubber recycling equipment engineering and consulting related services to the Company and to other interested third parties.

Results of Operations for the Fiscal Year Ended September 30, 2009

The Company incurred continuing losses due to activities associated with purchasing, installing and testing equipment for its targeted business activities. Additional funds were utilized for securing a suitable facility and making modifications necessary to accommodate its anticipated operations. Expenses specifically included design activities, equipment procurement, facility modifications, installation activities, testing, financing, marketing and employment expenditures.

Although the Company’s revenues are currently minimal, the Company continues to seek out new customers and continue the expansion of its current product line.  Revenue has been generated in part because of the sales of products produced at the Company’s Magog, Quebec facility, as well as the Company’s receipt of tipping fees from tire disposal clients who pay the Company to dispose used tires at the Company’s Hudson, Colorado facility.  The amount of revenue the Company has generated from its receipt of tipping fees at the Hudson facility has steadily increased in each quarter since the Company acquired the Hudson facility, in part due to the Company’s acquisition of additional tire disposal customers, including, among others several governmental agencies located in the State of Colorado.  During the fiscal year ended September 30, 2009, the Company recognized approximately $85,000 in revenue due to the sale of approximately 225 tons of rubber nuggets and rubber buffings produced at the Company’s Magog, Quebec facility.  During the quarter ended December 31, 2009, the Company recognized $5,377 in revenue based in part on the Company’s receipt of tipping fees for its collection of approximately seventy-seven tons of used tires at the Company’s Hudson, Colorado facility.

During the fiscal year ended September 30, 2009, the Company acquired its tire recycling facility located in Hudson, Colorado.  The Company recently ordered the tire processing and handling equipment to be installed at this facility, which the Company paid for with approximately $1,500,000 of the net proceeds of its issuance of $3,500,000 of Senior Secured Promissory Notes in December 2009.  The Company expects that this processing and handling equipment will enable the Company initially to produce up to 15,000 tons of high quality grade rubber powders, nylon and steel from the used tire inventory located at the Hudson facility, and the Company anticipates that this processing and handling equipment will be installed in May 2010.  The Company currently has the capital to complete the installation of this equipment once it arrives, and once the equipment is installed, tested and operational, the Company anticipates that the equipment will begin producing saleable products by the end of the Company’s third fiscal quarter (June 30, 2010).  In conjunction with the installation of this equipment, the Company continues to build its tire inventory at the Hudson facility to accommodate the addition of rubber powder producing equipment.

The Company incurred significant consulting-related expenses in fiscal year ended September 30, 2009. These consultant expenses were incurred primarily to compensate Company consultants for their provision of services in the areas of information technology, brand development, web development and marketing. Information technology consulting expenses were incurred for the provision of services related to the creation and maintenance of the Company’s email system and phone system. The Company also incurred consultant expenses for the development, redesign, launch, search engine optimization and maintenance of the Company’s website, and the Company incurred other consultant expenses for the provision of marketing and brand development activities, including the development of corporate advertising, brand standards, logo development and the shooting and editing of Company stock photography. The Company has historically retained consultants to provide the types of services described herein, and the Company may continue to retain consultants in the future as necessary.

Comparison of the Years Ended September 30, 2009 and 2008

During its fiscal years ended September 30, 2009 and 2008, the Company had revenues of $85,070 and $0, respectively.

For the year ended September 30, 2009 compared to the year ended September 30, 2008, the Company had a net loss of $37,316,062 versus a loss of $2,607,352, respectively, equating to a 1331% increase in net loss. The increased loss was due to higher operating expenses that were mainly attributed to an increase in consulting services, and to a lesser extent, other professional services and accrued interest expense. These costs are further delineated as follows:

Officer compensation increased to $3,607,730 from $172,233 reported in the year ended September 30, 2008 primarily due to the issuance of stock incentives that must be valued as issued. Consulting fees increased from $1,968,700 for the year ended September 30, 2008 to $29,707,593 reported for the year ending September 30, 2009, primarily due to the same situation discussed above.  Legal and other professional fees increased 70% from $261,753 for the year ended September 30, 2008 to $444,898 incurred for the year ending September 30, 2009, due to the additional resources required during acquisition activities associated with the Colorado site.  General and Administrative expenses increased 427% from $71,144 during the year ended September 30, 2008 to $374,974 for the year ended September 30, 2009 due to additional overhead expenses associated with Company expansion activities.  Interest expense increased 1589% from $133,300 reported for the year ended September 30, 2008 to $2,251,060 for the year ended September 30, 2009 due to the increased debt load of the Company.

During the fiscal year ended September 30, 2009, the Company had a net loss of $0.79 per share compared to a net loss of $0.17 per share during fiscal 2008.

Liquidity and Capital Resources for the Fiscal Year Ended September 30, 2009

At September 30, 2009, the Company had total assets of $11,210,977, comprised of $57,844 in cash, $19,708 in receivables, $6,997,207 in inventory, $66,550 in liens, $408,311 in prepaid expenses, and $3,242,466 in property, plant and equipment. In addition, the company has a working capital deficit of $3,704,149, and a negative cash flow form operations of $1,740,446.

In contrast, at September 30, 2008, the Company had total assets of $1,364,941, comprised of $510,042 in cash, $36,228 in prepaid expenses, $131,042 in deposits on equipment and $687,629 in equipment. In addition, the company had a working capital of $157,427, and a negative cash flow from operations of $120,449.

The Company currently has adequate capital and financing in order to meet its 2010 budget and current financial obligations.  The Company expects to carry out its plan of business and may also engage in joint venture activities with other companies in the future.

Other limited commitments to provide additional funds have been made by management and other shareholders, but this does not provide any assurance that any additional funds will be made available on acceptable terms now or in the future.

The Company’s operations are progressing forward; however, the Company had a net loss of $37,316,062 for the year ended September 30, 2009 and an accumulated deficit of $45,878,841 at September 30, 2009.  Stockholders’ equity as of September 30, 2009 was $5,389,482.  Furthermore, the Company had a negative cash flow from operations of $1,740,446 for the year ended September 30, 2009.  The Company anticipates generating a positive cash flow during the third quarter of its fiscal 2010 (ending on June 30, 2010), and upon successful installation and operation of the processing equipment that is currently under construction.  This equipment is currently scheduled for installation and subsequent operation in May 2010.

On September 3, 2009 the Company engaged Rodman & Renshaw, LLC. as an exclusive placement agent to procure equity based financing for the Company for up to $5,000,000.  Subsequently, on December 18, 2009 the Company disengaged Rodman & Renshaw, LLC and entered into a new agreement with Chardan Capital Markets, LLC for similar purposes.  On December 23, 2009 the Company completed a financing with the investors identified in the Selling Security Holders table herein to provide $3,500,000 in working capital in exchange for the issuance of one year senior secured convertible promissory notes described below.

On December 21, 2009, the Company, entered into a definitive purchase agreement with institutional investors to place Senior Secured Convertible Notes (the “Notes”) due December 2010 totaling $3.5 million in gross proceeds before fees and expenses (the “Transaction”).  The Transaction closed on December 23, 2009 (the “Closing Date”).  The net proceeds of the financing are being utilized to purchase machines and equipment to produce recycled fine rubber powders, infrastructure improvements, site work and working capital.

The Notes bear interest at an annual rate of 9% payable quarterly in, at the Company’s option, cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company $.001 par value Common Stock, and the Notes, and any accrued but unpaid interest thereon, are convertible into shares of Common Stock at a conversion price of $1.21 at any time.  In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase 2,169,422 shares of the Company’s Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company’s Common Stock, and Series C Warrants to purchase 2,169,422 shares of the Company’s Common Stock (the Series A, Series B and Series C Warrants are referred to herein as the “Warrants”).  The exercise price for the Warrants is $1.21 per share, and each class of Warrant is exercisable for five years from the date of issuance.  The Notes and each class of the Warrants contain full-ratchet and other customary anti-dilution protections.

The Company and its subsidiaries also entered into a Security Agreement to secure payment and performance of the Company’s obligations under the Notes pursuant to which the Company and its subsidiaries granted the investors a security interest in all of their respective property.  Each subsidiary of the Company also executed a Guaranty Agreement pursuant to which each subsidiary guaranteed all of the Company’s obligations under the Notes.  The Company also executed a Registration Rights Agreement pursuant to which the Company is required to file a registration statement within 45 days of the Closing Date, and the Company will use its reasonable best efforts to cause the registration statement to be declared effective within 90 days of the Closing Date and 120 days in the event the SEC reviews the registration statement.

The Company does not have any other sources of liquidity, such as credit facilities with commercial lenders, other than those sources of liquidity described herein.

Contractual Obligations

At September 30, 2009, our significant contractual obligations were as follows:

	Payments due by Period
	Less than One Year	One to Three Years	Three to Five Years	More than Five Years	Total
Long term debt	$2,097,700	$837,133	$-	$-	$2,934,833
Operating lease obligations	302,535	1,397,335	-	-	1,699,870
Capital lease obligations	20,988	62,964	10,951	-	94,903
Total	$2,421,223	$2,297,432	$10,951	$0	$4,729,606

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

Results of Operations for the Quarterly Period Ended December 31, 2009

The following discussion and analysis summarizes the results of operations of the Company for the three-month periods ended December 31, 2009 and 2008.

Comparison of the three months ended December 31, 2009 and 2008

The Company incurred continuing losses due to activities associated with purchasing, installing, and testing equipment for its targeted business activities.  Funds were also utilized for making modifications and leasehold improvements necessary to accommodate operating equipment and personnel.  Expenses during the quarter specifically included design activities, equipment procurement, facility modifications, installation activities, testing, financing, marketing, and employment expenditures.

For the three month period ended December 31, 2009 compared to the three month period ended December 31, 2008, the Company had a net loss of $2,576,551 versus a loss of $4,955,785, respectively, equating to a 48% decrease in net loss. The costs are further delineated as follows:

For the three month period ended December 31, 2009 compared to the three month period ended December 31, 2008, the Company experienced the following changes respectively; Officer compensation decreased 70% to $123,706 from $418,612; consulting fees decreased 59% from $4,138,540 to $1,690,867; legal and other professional fees increased 329% from $95,571 to $409,715; general and administrative expenses increased 321% from $41,544 to $174,986; and, interest expense increased 54% from $113,042 to $174,041.

During the first fiscal quarter ended December 31, 2009 the Company had a net loss of $0.04 per share compared to a net loss of $0.16 per share during the same period in 2008.

Liquidity and Capital Resources for the Three Month Period ended December 31, 2009

At December 31, 2009, the Company had total assets of $17,386,867, comprised of $2,938,054 in cash, $12,934 in receivables, $3,105,205 in prepaid expenses, $3,513,692 in property and equipment, $7,022,891 in inventory and $439,098 in equipment and utility deposits.  In addition, the company has working capital of $3,453,132, and showed $651,175 of net cash used in operating activities.

In contrast, on September 30, 2009, the Company had total assets of $11,210,977, comprised of $57,844 in cash, $19,708 in receivables, $6,997,207 in inventory, $66,550 in liens, $408,311 in prepaid expenses, and $3,242,466 in property, plant and equipment.  In addition, the company has a working capital deficit of $3,704,149, and a negative cash flow from operations of $1,740,446.  The increase in assets is due primarily to the acquisition of equipment and the decrease in capital deficit is due to debt financing activities.

The Company must currently rely on corporate officers, directors and outside investors in order to meet its budget. If the Company is unable to obtain financing from any of one of these aforementioned sources, the Company would not be able to complete its financial obligations.

Management is currently looking for additional capital to fund operations and complete our corporate objectives. The Company expects to carry out its plan of business. In addition, we may engage in joint venture activities with other companies. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by its operating losses. The Company has previously, and is currently, engaged in discussions concerning potential business acquisitions, joint ventures, and other collaborative arrangements.

Additional funds have been procured by management. We cannot provide any assurance that any additional funds will be made available on acceptable terms or in timely fashion.

Recently Issued Accounting Standards

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). Also refer to FASB ASC 810-10-65, Consolidation – Overall – Transition and Open Effective Date Information. This guidance relates to the consolidation of variable interest entities. It eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance also requires additional disclosures about an enterprise’s involvement in variable interest entities. This guidance is effective as of the beginning of an entity’s fiscal year, and interim periods within the fiscal year, beginning after November 15, 2009. The Company will adopt this guidance in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of this guidance on its consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition – Multiple Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25. The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance. The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral. The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance. This guidance also expands the disclosures required for multiple-element revenue arrangements. Effective for interim and annual reporting periods beginning after December 15, 2009. The Company is currently evaluating the potential impact, if any, of this guidance on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

As disclosed in the Company’s Form 8-K/A filed with the SEC on February 1, 2010, on January 19, 2010 the Board of Directors dismissed the Company’s independent registered public accounting firm Weinberg & Company, P.A. (“Weinberg”).  The audit firm served as the Company’s independent auditors for the fiscal years ended September 30, 2009 and 2008.

During the past two fiscal years ended September 30, 2009 and 2008, Weinberg’s reports on the consolidated financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, but expressed a concern regarding the ability of the Company to continue as a going concern.

For the past two fiscal years ended September 30, 2009 and 2008, and any subsequent interim period through the date of termination, there were (a) no disagreements between the Company and Weinberg on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the subject matter of the disagreement(s) in connection with its reports as required by Item 3.04(a)(1)(iv) of Regulation S-K; and (b) no reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

The Company provided Weinberg with a copy of the disclosures in the February 1, 2010 Form 8-K/A that it filed with the SEC prior to its filing with SEC, and Weinberg provided the Company a letter indicating that it agreed with the disclosures made to the SEC.

The Company has appointed Mantyla McReynolds LLC of Salt Lake City, Utah, effective January 20, 2010, as its new independent certified public accountants for its current fiscal year ending September 30, 2010.  During the Company’s two most recent fiscal years and subsequent interim period on or prior to January 20, 2010, the Company did not consult with the Mantyla McReynolds LLC regarding the application of accounting principles to a specified transaction, either completed or propose, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Current Management of the Company

The following table sets forth each director’s name, age, positions and offices with the Company.

Name	Age	Position
Joseph J. Glusic	52	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Secretary, Treasurer, and Director

All executive officers are elected by the Board of Directors and hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

Joseph J. Glusic, (52).  Mr. Glusic joined the Company in January 2007 as an independent director and was appointed to his current position of President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary and Treasurer effective January 1, 2008.  Prior to this position, between 2001 and 2005 Mr. Glusic served as a consultant to the U.S. Department of Energy as an independent contractor on behalf of Los Alamos Technical Associates.  In this position, Mr. Glusic provided assistance to the Bechtel Nevada Engineering Department, the Performance Assurance (PA) Department and the Stockpile Stewardship Program.  Mr. Glusic was involved in the development of a Documented Safety Analyses (DSA) report and a Hazard Assessment (HA) for the Stockpile Stewardship Program, and assisted the Bechtel Nevada Engineering Department in its annual review and update of waste disposal programs.  Mr. Glusic has also acted as an independent sole proprietor providing financial consulting services between 1998 and 2007.  In this role, Mr. Glusic provided counsel and services to companies and individuals in connection with insurance, investments, finance and real estate matters.  None of the entities that Mr. Glusic previously worked for is or was a parent, subsidiary or other affiliate of the Company.  Mr. Glusic earned a Bachelor of Science degree in Mechanical Engineering from the University of Illinois at Champaign-Urbana. Mr. Glusic’s role as the President and CEO of the Company makes him an integral part of the management team at the Company, and his experience in the tire recycling field and with the Company has led the Company to conclude that Mr. Glusic possesses the experience, qualifications and attributes that the Company seeks in its members of its Board of Directors.

During the past five years, Mr. Glusic has not served as a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Consultants

The Company currently retains consultants to provide the Company resources and services, and the Company expects to continue to use consultants in the future to the extent necessary and appropriate.  The Company does not delegate its authority and responsibility to make management decisions to consultants or any other persons, nor shall any consultant have any discretionary authority or the authority to bind the Company in any material respect.

EXECUTIVE COMPENSATION

We provide named executive officers and our other employees with a salary to compensate them for services rendered during the fiscal year.  Salary amounts for the named executive officers are determined for each executive based on his or her position and responsibility, and on past individual performance.  Salary levels are typically considered annually as part of our performance review process.  Merit based increases to salaries of the named executive officers are based on our board of directors’ assessment of the individual’s performance.

The following table shows for the fiscal years ended September 30, 2009 and 2008, the compensation awarded (earned) or paid by the Company to its named executive officers as that term is defined in Item 402(a)(2) of Regulation S-K.  For the fiscal years ended September 30, 2009 and September 30, 2008, Mr. Glusic was our only named executive officer.

Name and Principal Position	Fiscal Year	Salary ($) (2)		Bonus		Option Awards		All Other Compensation		Total ($)

Joseph J. Glusic, the Company’s President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary, Treasurer, and Director (1)	2009	$418,000		$3,175,000	(3)	0		$14,730	(4)	$3,607,730
	2008	$90,000	(7)	$20,000	(7)	$48,997	(5)	$13,236	(6)	$172,233

1  Mr. Glusic currently serves as the sole director on the Company’s board of directors.  Mr. Glusic does not receive any compensation for this director role.
2 Salary is total base salary earned, either unpaid and accrued or paid.
3 This bonus represents the dollar value of 5,000,000 shares of Series B Preferred Stock granted as a bonus in August 2009, and 2,500,000 shares of restricted Common Stock granted as a bonus in November 2008.
4  Mr. Glusic’s “All Other Compensation” for 2009 consisted of (i) $7,782 paid as an automobile allowance; and (ii) $6,948 paid as medical insurance expense.
5  This option award represents the dollar value of stock options to purchase 500,000 shares of Common Stock.
6  Mr. Glusic’s “All Other Compensation” for fiscal year 2008 consisted of (i) $5,625 paid as an automobile allowance; and (ii) $7,611 paid as medical, life and disability insurance expense.
7 Mr. Glusic’s salary and bonus in fiscal year ended September 30, 2008 was partially paid through the issuance of 466,212 shares of Common Stock, which were valued at the date of issuance at $91,877.24.

Employment Agreements

Mr. Glusic was appointed as the Company’s President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Secretary, Treasurer, and Director on January 1, 2008.  On January 1, 2008, the Company and Mr. Glusic executed an employment agreement pursuant to which Mr. Glusic is to serve in his current positions through December 31, 2012.  Between January 1, 2008 and January 1, 2009, Mr. Glusic was entitled to receive a salary of $10,000 per month, and thereafter, Mr. Glusic’s salary was to be increased over the previous year’s base salary in each of the subsequent twelve month periods by an amount that is the greater of five percent or the percentage increase in the average United States Cost of Living Index.  The Company also agreed to increase the base salary for Mr. Glusic by $10,000 per month upon the start up of each Company owned thermo plastic elastomer plant via direct ownership or a joint venture, and by $20,000 per month upon the start up of each tire recycling Company owned plant, with the limitation that in no case shall Mr. Glusic’s monthly salary exceed $40,000 per month.  In addition to this base salary, Mr. Glusic may receive additional compensation in the form of an annual incentive bonus as determined by the Board of Directors.  Mr. Glusic is also entitled to benefits under the Company’s group life, health, disability major medical and other insurance coverages, and Mr. Glusic is provided $625 per month for vehicle expenses.

Mr. Glusic’s employment agreement provides that in the event Mr. Glusic is terminated for any reason other than Constructive Termination or for Cause (each as defined in the Agreement), then Mr. Glusic is entitled to an amount equal to one times his base salary in effect on the date of termination.  Further, in the event Mr. Glusic is terminated by reason of a Constructive Termination or for Cause, then Mr. Glusic shall not, for a period of twenty-four months following the date of termination, directly or indirectly manage, consult or operate with any entity deemed to be in competition with the Company or any of its subsidiaries.  If the termination is without Cause, then Mr. Glusic shall not compete with the Company or any of its subsidiaries for a period of twelve months.

Bonus Paid to Mr. Glusic

Mr. Glusic was issued 2,500,000 shares of Common Stock as a bonus in November 2008 for his exemplary work and efforts performed during the previous year.  These efforts included adding substantial value to the Company and its shareholders, transitioning the Company from a development stage business to an operating stage business, establishing contacts and leads, and managing the entire corporate entity including ongoing operations of the Company and all wholly-owned subsidiaries.

During the fiscal year ended September 30, 2009, Mr. Glusic was issued 5,000,000 shares of Series B Convertible Preferred Stock as recognition of his continuing efforts in leading the Company into further operations, his instrumental work in the acquisition of its US holdings, negotiating and consummating agreement(s) with Sekhar Research Innovations Sdn Bhd (“SRI”) in Malaysia, which has enabled the Company to develop partnerships and access information regarding key technologies and expertise in the tire recycling and processing industry, securing future raw material supplies, and personally promoting the Company with local, national, and international political entities to ensure compliance with state, national and international environmental and industrial laws and codes. Mr. Glusic also instituted standardization methods, quality programs and certification methods to allow the Company to compete internationally. His efforts also enabled the Company to negotiate and secure exclusive rights and licensing technology agreements which include an array of next generation cost saving custom compounds, process technology and SRI know-how that enables the Company to reconstitute, liquefy and specially blend rubber into ethylene propylene diene monomer (EPDM) rubber powders and compounds.

The Company currently does not have any other plans, understandings or arrangements whereby any of the Company’s officers, directors, or principal stockholders, or any of their affiliates or associates, are entitled to receive funds, stock or other assets in connection with the Company’s participation in a business.  No advances have been made or contemplated by the Company to any of its officers, directors, or principal stockholders, or any of their affiliates or associates.

Benefit Plans

On August 1, 2007, the Company adopted its 2007 Equity Incentive Plan (the “2007 Equity Plan”).  The 2007 Equity Plan is for key employees (including officers and employee directors) and consultants of the Company and its affiliates.  The 2007 Equity Plan permits the grant of stock options, Common Stock and other stock-based awards to employees and directors for up to 5,000,000 shares of Common Stock.  Stock option awards are generally granted with an exercise price equal to the fair value of the Company’s Common Stock at the date of grant.  The Company issued 500,000 stock options under the 2007 Equity Plan during the year ended September 30, 2008 to its President and Chief Executive Officer.  There have been no other options issued under the 2007 Equity Plan.

On December 20, 2007, the Company adopted its 2007 Consultant Stock Option, SAR and Stock Bonus Plan (the “2007 Option Plan”).  The 2007 Option Plan is for independent consultants of the Company and its subsidiaries, and it permits the grant of non-qualified stock options, non-qualified stock options with appreciation rights, and stock bonuses for up to 11,000,000 shares of the Company’s Common Stock.  The exercise price for stock options granted under the 2007 Option Plan is determined by a committee appointed by the Board of Directors, but in no event shall the exercise price be less than 85% of the fair market value of the Company’s Common Stock on the date of grant.  The 2007 Stock Option Plan is scheduled to terminate on December 19, 2010, and through March 17, 2010 9,713,000 shares of Common Stock have been issued out of this plan.

On June 29, 2009, the Company adopted its 2009 Consultant Stock Option SAR and Stock Bonus Plan (the “2009 Plan”).  The 2009 Plan is for independent consultants of the Company and its affiliates.  The 2009 Plan permits the grant of stock options, stock option SARs, and Common Stock bonuses for up to 10,000,000 shares of Common Stock.  Stock option awards are generally granted with an exercise price equal to the fair value of the Company’s Common Stock at the date of grant.  Through March 17, 2010, 8,225,000 shares of Common Stock have been awarded pursuant to the 2009 Plan.

Option Grants in Last Fiscal Year

There were no stock options granted during the fiscal year ended September 30, 2009.  During the fiscal year ended September 30, 2008, Mr. Joseph Glusic was awarded stock options to purchase 500,000 shares of Common Stock at an exercise price of $0.10.  During fiscal year ended September 30, 2009, Mr. Glusic exercised these options and was granted 500,000 shares of Common Stock.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
Joseph J. Glusic, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Secretary, Treasurer, and Director (1)	500,000	$80,000

(1)  These options were issued out of the Company’s 2007 Equity Incentive Plan described above

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

During March 2009, Joseph Glusic exercised options to purchase 500,000 shares of the Company’s Common Stock.  These stock options were exercised at the exercise price of $0.10 per share, for an aggregate of $50,000.  There were no other stock option exercises for the fiscal year ended September 30, 2009 or fiscal year ended September 30, 2008.

Outstanding Equity Awards at Fiscal Year-End

As of March 18, 2010, there were 9,713,000 outstanding shares of Common Stock that were issued to consultants pursuant to the Company’s 2007 Consultant Stock Option, SAR and Stock Bonus Plan, and 8,225,000 shares of Common Stock issued to consultants pursuant to the Company’s 2009 Consultant Stock Option SAR and Stock Bonus Plan.  No shares out of either of these plans have been issued to any named executive officer.

Director Compensation

During the fiscal year ended September 30, 2009, Joseph Glusic and Michel Boux served as directors of the Company.  The Company does not have a formal plan for director compensation, and no director received any type of compensation from the Company for serving as a director for the year ended September 30, 2008 or September 30, 2009.  Michel Boux resigned from his position on the Board on December 29, 2009.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of March 18, 2010, the number and percentage of the outstanding shares of capital stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1) (2)	Percent of Common Stock Outstanding (3)	Number of Shares of Series B Preferred Stock Beneficially Owned (1) (2)	Percent of Series B Preferred Stock Outstanding (4)	Number of Shares of Series A Preferred Stock Beneficially Owned (1) (2)	Percent of Series A Preferred Stock Outstanding (5)

Joseph J. Glusic 2850 W. Horizon Ridge Pkwy, Ste 200 Henderson, NV 89052	3,805,601	5.24%	5,000,000	16.66%

All executive officers and directors as a group	3,805,601	5.24%	5,000,000	16.66%

Chad A. Curtis 909 Cordova Road Fort Lauderdale, FL 33316	31,707,792	43.66%	25,000,000	83.33%	10,000,000	100%

CEDE & Company P.O. Box 222 Bowling Green Station New York, NY 10274	21,035,161	28.96%

(1)   Under SEC Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:  (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this Information Statement.
(2)   Except as indicated in the footnotes below, each person has sole voting and dispositive power over the shares indicated.
(3)   Based on the 72,626,212 shares of Common Stock issued and outstanding as of March 18, 2010.
(4)   Based on the 30,000,000 shares of Series B Preferred Stock issued and outstanding as of March 18, 2010.
(5)   Based on the 10,000,000 shares of Series A Preferred Stock issued and outstanding as of March 18, 2010.

Equity Compensation Plan Information

The following table sets forth information as of March 18, 2010, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company that are authorized for issuance, aggregated as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders			$3,062,000(1)
Equity compensation plans not approved by security holders		$
Total			$3,062,000

(1)  The “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” represents 1,775,000 shares of Common Stock issuable under the 2007 Consultant Stock Option, SAR and Stock Bonus Plan, and 1,287,000 shares of Common Stock issued pursuant to the 2009 Consultant Stock Option SAR and Stock Bonus Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

During fiscal year ended September 30, 2009, the Company issued Chad A. Curtis, the Company’s former Chief Executive Officer and President, and the beneficial owner of approximately 85% of the Company’s voting capital stock, an aggregate of 25,000,000 shares of Common Stock for consulting services.  These shares were valued at $3,750,000, and they were issued directly to Mr. Curtis in his individual capacity.  Mr. Curtis’ consulting services have included his efforts to contact potential customers on behalf of the Company, advising the Company regarding management and operational issues, and negotiating with certain Company vendors to secure assets and supply and service contracts.  In addition, Mr. Curtis assisted the Company in the negotiation, acquisition and commencement of operations at the Company's tire recycling facility in Magog, Quebec.  In connection with this transaction, Mr. Curtis helped the Company secure raw material (scrap rubber tires) for the Magog facility, Mr. Curtis was involved in the procurement of rubber recycling machinery and equipment at this facility, and he helped the Company put this machinery and equipment into operation as quickly as possible.  In addition, Mr. Curtis facilitated the Company’s execution of contracts for the sale of its recycled rubber products, and Mr. Curtis was involved and helped facilitate the incorporation of Magnum Engineering International, Inc. (MEI), one of the Company’s wholly-owned subsidiaries.

During the fiscal year ended September 30, 2009, Mr. Curtis was also directly issued 25,000,000 shares of Series B Convertible Preferred Stock, which were valued at $14,000,000.  As described herein, Mr. Curtis was issued these shares in consideration of the provision of the consulting services described in this paragraph, as well as his execution of a resignation agreement.  Mr. Curtis’ consulting services included, among other things, the Company’s use of his close working relationship with the Sekhar Research Innovations Sdn Bhd (“SRI”) in Malaysia, which has enabled the Company to develop partnerships and access information regarding key technologies and expertise in the tire recycling and processing industry.  Mr. Curtis’ efforts with SRI also enabled the Company to negotiate and secure an exclusive rights and licensing technology agreement with SRI, which includes an array of next generation cost saving custom compounds, process technology and SRI know-how that enables the Company to reconstitute, liquefy and specially blend rubber into ethylene propylene diene monomer (EPDM) rubber powders and compounds.

In addition to Mr. Curtis’ consulting services with SRI, Mr. Curtis helped the Company acquire its tire recycling facility in Hudson, Colorado.  Mr. Curtis’ services included assistance with the negotiation and purchase of this property, and he helped the Company negotiate and acquire a portable shredding system for this facility.  Mr. Curtis also introduced the Company to its new powder production equipment manufacturer and builder, and he has been directly involved in developing plans to establish rubber crumb and powder production and activation plants for the Company’s Hudson, Colorado facility.

The 25,000,000 shares of Series B Convertible Preferred Stock were also issued to Mr. Curtis in consideration of his execution of a resignation agreement effective October 1, 2009 (the “Resignation Agreement”).  Pursuant to this resignation agreement, Mr. Curtis accepted $250,000 and the 25,000,000 shares of Series B Convertible Preferred Stock as full and final compensation for the services provided under the January 1, 2008 Consulting Agreement between Mr. Curtis and the Company, as modified by the addendum between Mr. Curtis and the Company dated July 1, 2008 (collectively referred to herein as the “2008 Consulting Agreement”).  The Resignation Agreement provided that Mr. Curtis would waive and discharge the Company for any further obligations, actions and liabilities, whether known or unknown, arising from or related to the 2008 Consulting Agreement.

During the fiscal year ended September 30, 2009, Mr. Curtis was also issued 120,968 shares of Common Stock valued at $150,000 for Consulting Services that he provided to the Company during the fiscal year ended September 30, 2008 and September 30, 2009.  These shares were issued to Mr. Curtis in consideration of his provision of consulting services to the Company under the January 1, 2008 Consulting Agreement.  This agreement provided in part that Mr. Curtis would be paid $10,000 per month from the Company.

The Company does not currently maintain policies and procedures for the review, approval or ratification of transactions with “related persons” as described in Item 404 of Regulation S-K.  However, the Company intends to create such policies and procedures in the future.

Through his direct beneficial ownership of (i) 31,707,792 shares of voting Common Stock, which represents 43.66% of the issued and outstanding voting Common Stock; (ii) 25,000,000 shares of Series B Preferred Stock, each of which has the right to one vote for each share of Common Stock into which a share of Series B Preferred Stock can be converted, and which represents 83% of the issued and outstanding voting Series B Preferred Stock, and (iii) 10,000,000 shares of Series A Preferred Stock, each share of which is entitled to the equivalent of twenty voting shares of Common Stock, Mr. Curtis currently exercises voting power over approximately 85% of the Company’s capital stock.

During the fiscal year ended September 30, 2008, the Company’s former president and chief executive officer, Chad A. Curtis, received 7,352,335 shares of Common Stock for consulting fees and in lieu of cash compensation and expenses incurred on behalf of the Company.  These 7,352,335 shares of Common Stock were valued at $1,279,515.

Director Independence

Our Common Stock trades on the OTC Bulletin Board.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.  We do not list the “independent” director definition we use on our Internet website.

Currently, Mr. Glusic serves as the sole member of our Board of Directors, and he is the only member of management who also serves on the Board of Directors.  Under the NASDAQ rules, we have determined that Mr. Glusic currently does not qualify as an independent director.  In addition, Mr. Michel Boux, who served as a director of the Company until his resignation on December 29, 2009, did not qualify as an independent director when he served on the Board of Directors.

Our Board of Directors will review at least annually the independence of each director. During these reviews, our Board of Directors will consider transactions and relationships between each director (and his or her immediate family and affiliates) and us and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. The Board of Directors will conduct its annual review of director independence and to determine if any transactions or relationships exist that would disqualify any of the individuals who then served as a director under the rules of the NASDAQ Stock Market, or require disclosure under SEC rules.

SECURITIES AND EXCHANGE COMMISSION
POSITION ON CERTAIN INDEMNIFICATION

Our directors and officers are indemnified by our articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they are a party by reason of being or having been directors or officers of Magnum to the fullest extent authorized by the Nevada General Corporation Law, as may be amended from time to time.  Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for breach of any fiduciary duty as a director or officer, except for liability (i) for any breach of the officer’s or director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer, or controlling person in the successful defense of any action, suit, or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 we filed with the SEC under the Securities Act.  This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete.  For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

We are subject to the informational requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act.  These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.  In addition, these materials filed electronically by the Company with the SEC are available at the SEC’s World Wide Web site at http://www.sec.gov.  The SEC’s World Wide Web site contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Patton Boggs LLP.  Patton Boggs LLP currently owns 500,000 shares of the Company’s Common Stock, none of which is being registered by this prospectus.

EXPERTS

The consolidated financial statements for the years ended September 30, 2009 and 2008, included in this prospectus, which is part of this registration statement have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Index to Consolidated Financial Statements

—INDEX—
Page(s)
Report of Registered Independent Public Accounting Firm	F-2

Consolidated Financial Statements:

Balance Sheets
September 30, 2009 and 2008	F-3

Statements of Operations and Comprehensive Income
Years ended September 30, 2009 and 2008	F-4

Statements of Changes in Stockholders’ Equity (Deficit)
Years ended September 30, 2009 and 2008	F-5

Statements of Cash Flows
Years ended September 30, 2009 and 2008	F-6

Notes to Consolidated Financial Statements	F-7 – F-21

MAGNUM d’OR RESOURCES, INC. AND SUBSIDIARIES Unaudited Quarterly Financial Report for the Period Ended December 31, 2009

Financial Statements	F – 23
Condensed Consolidated Balance Sheets as of December 31, 2009 (unaudited)	F – 23
Condensed Consolidated Statements of Operations (unaudited)	F – 24
Notes to the Condensed Consolidated Financial Statements (unaudited)	F – 27
Condensed Consolidated Statements of Cash Flows (unaudited)	F – 26
Notes to the Condensed Consolidated Financial Statements (unaudited)	F – 27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders:

Magnum d’Or Resources, Inc.

We have audited the accompanying consolidated balance sheet of Magnum d’Or Resources, Inc. and subsidiaries as of September 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnum d’Or Resources, Inc. and subsidiaries as of September 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, negative cash flows from operations and a working capital deficit, which raises substantial doubt about its ability to continue as going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weinberg & Company, P.A.
Boca Raton, Florida
January 5, 2010

MAGNUM d’OR RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	September 30, 2008
ASSETS
Current Assets:
Cash	$57,844	$510,042
Accounts receivable	19,708	-
Inventory	25,509	-
Lien asset receivable, net of deferred revenue of $66,547	66,550	-
Prepaid expenses	408,311	36,228

Total Current Assets	577,922	546,270

Property, plant and equipment, net	3,242,466	687,629

Long Term Assets:
Tire inventory	6,971,698	-
Utility deposits	28,333	-
Deposits on equipment	390,558	131,042

Total Long Term Assets	7,390,589	131,042

TOTAL ASSETS	$11,210,977	$1,364,941

LIABILITIES AND STOCKHOLDERS’ EQUITY( DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$598,836	$295,012
Accrued interest	138,778	43,831
Advances from stockholders	1,051,000	-
Deferred rent	189,084	-
Current obligations under capital leases	15,667	-
Notes payable, net of discounts of $18,451 and $0, respectively	2,288,706	50,000

Total Current Liabilities	4,282,071	388,843

Long Term Liabilities:
Loans from stockholder	-	163,342
Non-current obligations under capital leases	79,236	-
Non-current notes payable, net of discounts of $0 and $ 356,790, respectively	1,460,188	1,025,210

Total Long Term Liabilities	1,539,424	1,188,552

TOTAL LIABILITIES	5,821,495	1,577,395

COMMITMENTS AND CONTINGENCIES

Stockholders’ Equity (Deficit):
Preferred stock, $.001 par value; 10,000,000 shares authorized, 10,000,000 issued and outstanding	10,000	10,000
Preferred stock B, $.001 par value; 40,000,000 and 0 shares authorized, 30,000,000 and 0 issued and outstanding, respectively	30,000	-
Common stock, $.001 par value; 150,000,000 and 190,000,000 shares authorized, 68,613,792 and 16,117,137 issued and outstanding, respectively	68,614	16,117
Additional paid-in capital	51,204,486	8,351,065
Accumulated deficit	(45,878,841)	(8,562,779)
Accumulated other comprehensive loss	(44,777)	(26,857)
Total Stockholders’ Equity (Deficit)	5,389,482	(212,454)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY ( DEFICIT)	$11,210,977	$1,364,941

See accompanying notes to the consolidated financial statements

MAGNUM d’OR RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended September 30,
	2009	2008

Sales	$85,070	$-

Cost of Sales	525,108	-

Gross Loss	(440,038)	-

Operating Expenses
Officer compensation, non-cash	3,607,730	172,233
Consulting fees, non-cash	29,707,593	1,968,700
Legal and professional fees	245,108	261,753
Legal and professional fees, non-cash	199,790	-
General and administrative expenses	374,974	71,144
Rent	421,446	-
Royalties	72,712	-
Depreciation and amortization	5,969	222

Total Operating Expenses	34,635,322	2,474,052

Loss from Operations	(35,075,360)	(2,474,052)

Other Income (Expense)
Miscellaneous income	19,048	-
Loss on sale of assets	(8,690)	-
Interest expense	(2,251,060)	(133,300)
Net other expense	(2,240,702)	(133,300)

Net Loss	(37,316,062)	(2,607,352)

Other Comprehensive Income (Loss)
Loss from foreign currency translation	(17,920)	(26,857)

Comprehensive Loss	$(37,333,982)	$(2,634,209)

Net Loss Per Share - Basic and Diluted	$(0.79)	$(0.17)

Per Share Information:
Weighted Average Number of Shares
Outstanding - Basic and Diluted	47,174,498	15,037,405

See accompanying notes to the consolidated financial statements

MAGNUM d’OR RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

										Total
							Additional		Other	Stockholder's
	Common	Stock	Preferred	Stock	Preferred	Stock	Paid-in	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Shares B	Amount	Capital	(Deficit)	Loss	(Deficit)

Balance - September 30, 2007	5,785,090	$5,785	10,000,000	$10,000	-	$-	$5,267,949	$(5,955,427)	$-	$(671,693)

Issuance of stock for consulting services	9,129,011	9,129					1,903,038			1,912,167
Issuance of stock for compensation	877,323	877					423,999			424,876
Issuance of stock for accrued legal services	150,000	150					68,350			68,500
Issuance of stock for conversion of note payable	175,713	176					247,684			247,860
Issuance of stock options							48,997			48,997
Valuation of warrants issued with notes payable							391,048			391,048
Net loss for year								(2,607,352)		(2,607,352)
Other comprehensive loss									(26,857)	(26,857)

Balance - September 30, 2008	16,117,137	16,117	10,000,000	10,000	-	-	8,351,065	(8,562,779)	(26,857)	(212,454)

Issuance of stock for consulting services	40,849,500	40,850			25,000,000	25,000	29,269,776			29,335,626
Issuance of stock for compensation	2,500,000	2,500			5,000,000	5,000	3,167,500			3,175,000
Issuance of stock for legal services	620,000	620					708,030			708,650
Issuance of stock for exercise of stock option	500,000	500					49,500			50,000
Issuance of stock for conversion of note payable	7,006,185	7,006					6,982,667			6,989,673
Issuance of stock in connection with the purchase of assets	500,000	500					549,500			550,000
Issuance of stock for accrued expenses	150,000	150					152,850			153,000
Issuance of stock for accrued compensation	370,970	371					459,629			460,000
Valuation of warrants issued with notes payable							1,513,969			1,513,969
Net loss for year								(37,316,062)		(37,316,062)
Other comprehensive loss									(17,920)	(17,920)

Balance - September 30, 2009	68,613,792	$68,614	10,000,000	$10,000	30,000,000	$30,000	$51,204,486	$(45,878,841)	$(44,777)	$5,389,482

See accompanying notes to the consolidated financial statements

MAGNUM d’OR RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2009	2008
Cash Flows from Operating Activities:
Net Loss	$(37,316,062)	$(2,607,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of assets	8,690	-
Stock issued for services and expenses	29,335,625	2,337,044
Stock issued for compensation expense	3,635,000	48,997
Depreciation and amortization	128,497	222
Amortization of debt discount	1,852,308	75,608
Changes in operating assets and liabilities:
Accounts receivable	(19,427)	-
Inventory	(23,562)	-
Lien asset purchased	(66,550)	-
Prepaid expenses	(87,846)	(167,270)
Utility deposits	(25,428)	-
Accounts payable and accrued expenses	555,229	194,851
Accrued interest	283,080	30,446
Advances from company officers	-	(32,995)
Net cash flows used in operating activities	(1,740,446)	(120,449)

Cash Flows from Investing Activities:
Payments for equipment - Canada subsidiary	(1,139,215)	(687,851)
Payments for scrap tires, property, plant and equipment - US subsidiary	(6,712,885)	-
Proceeds from sale of assets	12,000	-
Increase in equipment deposits	(256,224)	-
Cash flows used in investing activities	(8,096,324)	(687,851)

Cash Flows from Financing Activities:
Cash overdraft	-	(143)
Payments on capital leases	(10,804)	-
Repayment on notes payable	(534,208)	(200,000)
Proceeds from issuance of notes payable	9,121,092	1,382,000
Proceeds from loans and advances from stockholders	887,658	163,342
Cash flows provided by financing activities	9,463,738	1,345,199

Net (decrease) increase in cash	(373,032)	536,899

Effect of exchange rates on cash	(79,166)	(26,857)

Cash - Beginning of year	510,042	-

Cash - End of year	$57,844	$510,042

Supplementary Information
Interest Paid	$3,921	$9,883
Taxes Paid	$-	$-

Non-Cash Transactions
Converted debt, accounts payable and interest due to a shareholder to additional paid-in capital	$-	$1,763,467
Conversion of notes payable and accrued interest to Common Stock	$6,989,673	$508,323
Notes payable issued in conjunction with asset purchase	$550,000	$-
Stock issued in conjunction with asset purchase	$550,000	$-
Professional fees related to asset purchase in prepaid expenses	$337,255	$-
Common stock issued for accrued expenses	$861,650	$-
Exercise of stock option through reduction of accrued compensation	$50,000	$-
Lien assets purchased	$66,547	$-
Equipment financed through capital lease obligations	$98,462	$-
Equipment financed through accounts payable	$195,901	$-

See accompanying notes to the consolidated financial statements

Magnum d’Or Resources Inc.
Notes to the Consolidated Financial Statements
September 30, 2009

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies

Business Description

Magnum d’Or Resources, Inc. (the “Company”) was incorporated on September 3, 1999, under the laws of the State of Nevada.  The Company is engaged in the business of providing modified sources of recycled rubber products, reconstituted rubber derivatives, and rubber powders to various distributors and manufacturers.  It currently has one production facility located in Magog, Canada

Going Concern

Since its inception, the Company has generated insignificant revenues and has incurred accumulated losses of $45,878,841 through September 30, 2009.

The future success of the Company is dependent on its ability to attain additional capital funds to purchase equipment and construct facilities to fulfill its current contractual commitments, and, ultimately attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

Business History

Since its inception in 1999, the Company evolved through several transitions to its present mode.  During its evolution, it operated as an internet information company, a mining exploration company, and a business acquisition company.

In December 2006, the Company’s then outstanding preferred stock, and thus voting control of the Company, was acquired by an individual for the express purpose of pursuing the Company’s current business strategy of producing high quality rubber powder and thermoplastics.

In December 2007, the Company acquired licensing rights to a number of patents and processes that allowed rubber to be reconstituted, added to raw virgin rubber in various quantities, specially blended into various other polymers, and mixed into EPDM compounds.  These license agreements were terminated on September 28, 2008 and replaced by new and more advanced technologies agreements developed by Sekhar Research Innovations of Malaysia (see below and Notes 9 and 11).

In May 2008, the Company formed a wholly-owned subsidiary, Recyclage Magnum Canada (“RMC”), into which the Company subsequently transferred all production equipment for the purpose of establishing its first North American production facility.  The facility is located in Magog, Quebec, Canada for strategic geographical and commercial purposes.  Equipment installation and testing was performed throughout the summer and fall of 2008.  Production activities commenced during November of 2008, thus transforming the Company from a development stage entity to an operational entity.

In October 2008, the Company entered into an agreement with Sekhar Research Innovations of Malaysia to acquire use of technologically advanced processes and equipment that were thought to be more compatible with overall Company product development and market strategy.  The Company will use these processes to disintegrate scrap tires, remove fibers and metal wire, produce crumb rubber, and liquefy recycled raw materials into various rubber and rubber-like products.

In June 2009, the Company formed another wholly-owned subsidiary, Magnum Recycling USA (“MRUSA”), for the purpose of establishing its first US operations.  In August 2009, a tire disposal facility located in Hudson, CO was acquired to meet this goal and establish a centralized US production and distribution facility (see Note 2).  The site’s central location allows access to raw materials and delivery throughout the USA and North America.

Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the accounts of Magnum d’Or Resources, Inc. and its subsidiaries, Recyclage Magnum Canada, Inc. and Magnum Recycling USA, Inc.  Intercompany accounts and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue from the sales of products in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, when persuasive evidence of an order arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  Generally, these criteria are met at the time the product is shipped to customers when title and risk of loss have transferred.

Cash and cash equivalents

For financial reporting purpose, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  The Company uses the allowance method to account for uncollectible trade receivable balances.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  At September 30, 2009, the allowance for doubtful accounts was zero.  At September 30, 2008, the Company had no accounts receivables.

Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.  No inventory was held at September 30, 2008.

Inventory as of September 30, 2009 consists of the following:

Raw materials	$6,971,698
Work in process	12,958
Finished goods	12,551
Total	$6,997,207

Raw materials are considered long-term assets as they are not expected to be processed and sold by the end of the subsequent fiscal year.  Finished goods and work in process are considered current assets as they are expected to be sold before the end of the subsequent fiscal year.

Property, plant and equipment

Property, plant and equipment are stated at cost.  Depreciation has been computed using the straight-line method based upon estimated useful lives of ten years for production equipment and three to five years for software and computer equipment.  Leasehold improvements are depreciated over the lesser of the remaining term of the lease, or the economic useful life.

Long-lived assets

The Company reviews and evaluated its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any.  An impairment loss is measured and recorded based on discounted estimated future cash flows.  In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.  Based upon management’s assessment, there were no indicators of impairment of the Company’s long lived assets as of September 30, 2009 or 2008.

Income Taxes

The Company accounts for income tax using the liability approach and allows for recognition of deferred tax benefits in future years.  Under the liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before either the Company is able to realize their benefits, or that future realization is uncertain.

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions since inception.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of deferred tax assets are as follows:

Deferred tax assets

	2009	2008

Net operating loss carryforwards	$15,612,060	$2,890,982
Valuation allowance for deferred tax assets	(15,612,060)	(2,890,982)

Net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.  Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.  As of September 30, 2009 and 2008, the Company had net operating loss carryforwards of $20,344,309 and $8,502,887, respectively for federal and state income tax purposes.  These carryforwards, if not utilized to offset taxable income, begin to expire in 2019.  Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions.  The annual limitation could result in the expiration of the net operating loss before utilization.  The Company has available as of September 30, 2009 unused operating loss carryforwards totaling $20,344,309 which expire through 2029.

The Company adopted authoritative guidance of FASB for accounting for uncertainty in income taxes on October 1, 2007.  The authoritative guidance prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues.  The adoption of the authoritative guidance had no impact on the Company’s balance sheets or statements of operations.

Share-based payments

The Company periodically issues and options and warrants to purchase shares of the Company’s Common Stock to employees and non-employees for services and for financing costs.  Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.  Options vest and expire according to terms established at the grant date.

Loss per Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period.  The diluted earnings per share calculation give effect to all potentially dilutive common shares outstanding during the period using the treasury stock method for warrants and options and the if-converted method for convertible debentures.

As of September 30, 2009 and 2008, Common Stock equivalents were composed of warrants convertible into 300,000 and 1,432,000 shares of the Company’s Common Stock, and options convertible into 0 and 500,000 shares of the Company’s Common Stock, respectively.  For the years ended September 30, 2009 and 2008, the conversion of the options and warrants has been excluded from the calculation of dilutive earnings per share, as the effects of such conversion would be anti-dilutive.

Financial Assets and Liabilities Measured at Fair Value

Effective October 1, 2008, fair value measurements are determined by the Company’s adoption of authoritative guidance issued by the FASB, with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted.  The adoption of the authoritative guidance did not have a material impact on the Company’s fair value measurements.  Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

    Level 1—Quoted prices in active markets for identical assets or liabilities.

    Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

    Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

At September 30, 2009 and 2008, the carrying amounts of financial instruments, including cash, accounts and other receivables, accounts payable and accrued liabilities, and notes payable approximate fair value because of their short maturity.

Foreign Currency Adjustments

The accompanying consolidated financial statements are presented in United States dollars (USD).  The functional currency of the Company’s subsidiary Recyclage Magnum Canada (“RMC”), is the Canadian dollar (CND).  Capital accounts of RMC are translated into United States dollars from CND at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.

	As of and for the year ended September 30, 2009	As of and for the year ended September 30, 2008

Period end CND : US$ exchange rate	$0.9211	$0.9397
Average period CND : US$ exchange rate	$0.8508	$0.9606

Concentration of Credit Risk

The Company identifies financial instruments of cash and accounts receivable that potentially subject the Company to concentration of credit risk.

The Company maintains its cash at several financial institutions located within the United States (US) and Canada.  At times, the balance(s) may exceed the US Federal Deposit Insurance Corporation insured limit of $250,000 per account and/or the Canadian Deposit Insurance Corporation (CDIC) $100,000 insurance limit for each account.  As of September 30, 2009 the Company had no balances in excess of the insured limits compared to a $410,042 excess of the insured limits on September 30, 2008.

Reclassification

In presenting the Company’s consolidated balance sheet at September 30, 2008, the Company presented $131,042 deposits for equipment purchases as prepaid expenses.  In presenting the Company’s consolidated balance sheet at September 30, 2009, the Company has reclassified the balance of $131,042 to deposit for equipment purchase.

Recent accounting pronouncements

In December 2007, the FASB issued authoritative guidance on business combinations.  The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations.  It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred.  This guidance will be applicable to business combinations completed after July 1, 2009.  The Company believes adopting the new guidance will significantly impact its financial statements.

In December 2007, the FASB issued authoritative guidance on non-controlling interests in consolidated financial statements to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  It is intended to eliminate the diversity in practice regarding the accounting for transactions between equity and non-controlling interests by requiring that they be treated as equity transactions.  Further, it requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest.  The new guidance also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation, requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated, requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary, among others.  The new guidance is effective for fiscal years beginning on or after December 15, 2008, with early adoption permitted, and it is to be applied prospectively.  The Company believes adopting the new guidance will not significantly impact its financial statements.

In June 2009, the FASB issued authoritative guidance on an amendment of accounting for transfers of financial assets, and seeks to improve the relevance and comparability of the information that a reporting entity provides in its financial statements about transfers of financial assets; the effects of the transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  The authoritative guidance eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets.  The authoritative guidance is effective for interim and annual reporting periods beginning after November 15, 2009.  The Company believes adopting the new guidance will not significantly impact its financial statements.

In June 2009, the FASB issued authoritative guidance on consolidation of variable interest entities, which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The authoritative guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and is effective for interim and annual reporting periods beginning after November 15, 2009.  The Company believes adopting the new guidance will not significantly impact its financial statements.

In October 2009, the FASB, issued updates to revenue recognition for arrangements with multiple deliverables and accounting for revenue arrangements that include software elements.  Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance.  The authoritative guidance is effective for interim or annual periods beginning after June 15, 2010, with early adoption permitted.  The Company believes adopting the new guidance will not significantly impact its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 2 – Asset acquisition

On January 31, 2009, the Company signed a letter of intent (“LOI”) with Tire Recycling, Inc. of Hudson, Colorado (“TRI”) to acquire all of its holdings and assets (the “Hudson assets”).  TRI owned and operated a facility consisting of buildings, equipment, and scrap tire inventory computed to be in excess of 310,000 tons of scrap tires.  The facility is located on a parcel of 120 acres of commercially zoned land located in rural Weld County, Colorado.  On April 1, 2009, the Company learned that TRI was in Chapter 11 bankruptcy reorganization.  The Company continued to negotiate a purchase agreement under the rules associated with Chapter 11 Bankruptcy law.

In June 2009, all TRI assets were subsequently assigned to a court appointed Trustee to administer the sale of the TRI assets.  This event prompted Magnum to acquire several secured and unsecured liens of TRI in a move to solidify its standing with the Trustee and the bankruptcy court.  Magnum was able to acquire all secured liens currently held against the property and its assets.

During this period Magnum negotiated a successful purchase from the Trustee of the Hudson assets for the amount of $6,500,000.  The Federal Bankruptcy Court subsequently approved the offer after statutory notice, bid procedure period, and final hearings were completed and satisfied.

On August 4, 2009 the Federal Bankruptcy Court in Colorado approved the TRI asset sale to Magnum and subsequently issued a motion for the sale of Hudson assets to Magnum.  Closing and transfer of the purchased assets took place on August 25, 2009.  The components of the purchase price and the allocation of the purchase price are as follows:

Purchase price
Cash paid for acquisition of assets	$6,502,323
Cash paid for acquisition costs	26,108
Cash paid for purchase of stock interests	100,000
Notes payable issued for secured liens	44,454
Note payable issued for purchase of stock interests	550,000
Fair value of 304,238 shares of Common Stock issued for legal services related to acquisition	377,255
Fair value of 500,000 shares of Common Stock issued for purchase additional unsecured liens	550,000
Total	$8,150,140

Purchase price allocation
Land	$427,770
Buildings	549,346
Trucks	19,812
Equipment	115,273
Truck scale	58,537
Tire inventory	6,979,402

Total purchase price	$8,150,140

Allocation of the purchase price was determined by management.  Due to the quantity of scrap tires and the expected period to process them, they are classified as long term in the balance sheet.

Note 3 – Property, Plant and Equipment

Property, plant and equipment placed into service by the Company during 2009 totaled $2,693,656 In addition, the Company previously entered into a contract with a Malaysian company that specializes in developing rubber compounds, processing techniques, and specialized equipment for production of scrap rubber (see Note 11).  Costs associated with this contract include certain amounts allocated to the development and purchase of equipment.  The Company made payments aggregating $390,558 through September 30, 2009 that have been included in the accompanying consolidated balance sheet as Long Term - Deposits for Equipment.  These payments made will be credited to the total price.

	September 30, 2009	September 30, 2008

Assets:

Land	$419,566	$-
Building	614,944	-
Production equipment	2,289,292	675,719
Office equipment and furniture	6,410	1,325
Leasehold improvements	51,290	10,807

Total equipment	3,381,502	687,851
Less: accumulated depreciation	(139,036)	(222)

Property, plant and equipment, net:	$3,242,466	$687,629

Depreciation and amortization expense totaled $128,497 and $222 for the years ended September 30, 2009 and 2008, respectively.

Note 4 – Accounts Payable and Accrued Expenses

As of September 30, 2009 and 2008, the Company had accounts payable and accrued expenses consisting of the following:

	September 30, 2009	September 30, 2008

Accounts Payable	$287,663	$173,862
Legal Fees	11,171	39,670
Advertising	22,920	2,870
Accounting Fees	77,050	14,998
Employee Compensation	20,422	33,612
Consultant	7,873	30,000
Taxes	53,736	-
Security	4,173	-
SEC filings & stock transfer agent	2,677	-
Royalties	111,151	-
TOTAL	$598,836	$295,012

Note 5 – Notes Payable, Accrued Interest and Stockholder Loans and Advances

8% Convertible Note Payable

On January 12, 2007, the Company issued a $50,000 convertible promissory note to an individual with interest payable semi-annually at the rate of 8%.  This note matured on January 31, 2008.  The Company received an extension from the note holder on May 19, 2008, to extend the maturity of this note until November 19, 2008, with the same terms as the original note.  The Company received a further extension from the note holder on February 5, 2009, to extend the maturity of this note until April 19, 2009, with the same terms as the original note.  On February 20, 2009, the Company received a request to convert the note to Common Stock in accordance with the provisions outlined in the issued promissory note, which determined the conversion price to be $0.2525.  Based on this conversion rate, 198,050 shares of Common Stock were issued.  Accrued interest payable on this note as of the conversion date totaled $8,559, and was also converted to stock.  Based on a conversion rate of $0.505, 16,950 shares of Common Stock were issued (also see Note 6).

12% Notes Payable

During 2008, the Company issued an aggregate of $1,382,000 of 12% promissory notes with warrants to unrelated individuals, interest at the rate of 12% per annum, due October thru November 2009.

During 2009, warrants to purchase 1,082,000 shares of Common Stock were exercised at the face amount of $1.00 per share by debt holders of several 12% promissory notes.  An equal amount of debt associated with these notes was retired when the note holders exercised their warrant options to purchase Common Stock.  The accrued interest associated with the promissory notes were also paid in Common Stock at the market value on the respective conversion dates.

During 2009, the Company issued $300,000 of 12% promissory notes with warrants to unrelated individuals.  These notes mature October thru December 2010 and are recorded as current debt in the accompanying consolidated balance sheet.

During 2009, $41,150 of 12% promissory notes were issued with unrelated individuals.  These notes mature April through May 2011 and are recorded as long term debt in the accompanying consolidated balance sheet.

All of the 12% Notes issued to date are general unsecured obligations of the Company.  They have a total accrued interest of $133,464 payable as of September 30, 2009 which is recorded in accrued interest in the accompanying consolidated balance sheet.

The aggregate value of the warrants issued in connection with the 12% Notes were valued at $1,952,218 using the Black Scholes pricing model using the following assumptions; risk-free interest rates ranging from 2.88% to 3.98%; dividend yield of 0%; volatility factors of expected market price of Common Stock ranging from 150% to 329%; and expected lives of 1-2 years.  The values of the warrants are considered as debt discount and are being amortized over the term of the Notes.  During 2009, $1,851,628 of the debt discount has been amortized to interest expense and included in the accompanying consolidated statements of operations and comprehensive income.  The effective interest rate is 4.6%.

9.75% Notes Payable

During 2009, the Company issued, in lieu of cash, an aggregate of $4,300,000 of promissory notes to unrelated individuals all with interest payable at the rate of 9.75% per annum. During 2009, warrants to purchase 4,300,000 shares of Common Stock were exercised at the face amount of $1.00 per share by debt holders of these 9.75% promissory notes.  An equal amount of debt associated with these notes was retired when the note holders exercised their warrant options to purchase Common Stock.  The accrued interest associated with the promissory notes were also paid in Common Stock at the market value on the respective conversion dates.

These warrants were valued using the Black-Scholes pricing model (see Note 10). These warrants were bifurcated resulting in a debt discount, and the effective interest rate was 10.25%.

6% Notes Payable

During 2009, the Company issued a 5 year $550,000 promissory note to an unrelated individual with interest payable at the rate of 6.00% per annum.  This note was issued as part of a $650,000 purchase of equity from owners of the parent entity which owned the landfill that Magnum acquired through bankruptcy proceedings (see Note 2).

During 2009, the Company issued a promissory note for $1,000,000 to an unrelated financial institution in connection with the acquisition of liens related to an asset acquisition.  Interest payable at the rate of 6% with scheduled monthly payments of interest and principal totaling $100,000.  This note is a secured obligation of the Company, as evidenced by a Pledge Agreement that provide as collateral for the repayment of this note, a deed of trust for all real property associated with the asset acquisition (see Note 2).  Any unpaid balance of principal or interest will be due in full in May 2010.  As of September 30, 2009 the outstanding principal balance totaled $714,853 and accrued interest of $1,786 which are recorded in the accompanying consolidated balance sheet.

4% Notes Payable

During 2009, the Company issued promissory notes aggregating $2,408,103 to unrelated financial institutions in connection with the acquisition of liens related to an asset acquisition.  Interest payable at the rate of 4% with scheduled monthly payments of interest and principal totaling $104,642.  These notes are secured obligations of the Company, as evidenced by Pledge Agreements that provide as collateral for the repayment of these notes, deeds of trust for all real property associated with the asset acquisition (see Note 2).  Any unpaid balance of principal or interest will be due in full in June 2011.  As of September 30, 2009 the outstanding principal balances totaled $2,161,342 and accrued interest of $3,528 which are recorded in the accompanying consolidated balance sheet.

Advances from Stockholders

The Company was advanced a total of $1,051,000 from current stockholders during 2009.  The advances were made as interest free loans to be paid back shortly after the closing of the Hudson asset purchase (see Note 2 and Note 12).  This amount is recorded as a current liability in the accompanying consolidated balance sheet.  These loans are general unsecured obligations by the Company.  On October 20, 2009 the Company issued in lieu of cash, 930,088 shares of Common Stock valued at $1,051,000 to repay the cash advances to the Company.  This fulfilled complete repayment of the outstanding advance balances.

Note 6– Common Stock

On August 20, 2009 the Company amended its articles of incorporation to decrease the number of shares of Common Stock authorized from 190,000,000 shares to 150,000,000 shares; and increased the number of shares of preferred stock authorized from 10,000,000 shares to 50,000,000 shares.  The Company further created a new series of preferred stock that was designated as “Series B Preferred Stock”; and that 40,000,000 shares of preferred stock be authorized for issuance for said Series B Preferred Stock, which will have all the rights, limitations, exceptions and qualifications as set forth in the Certificate of designation (see Note 7).

2009 transactions

The Company issued, in lieu of cash, an aggregate of 40,849,500 shares of Common Stock for consulting services valued at $15,335,625.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

The Company issued, in lieu of cash, an aggregate of 2,500,000 shares of Common Stock as compensation valued at $375,000.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

The Company issued, in lieu of cash, an aggregate of 620,000 shares of Common Stock for legal services valued at $708,650.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

During March 2009, the Company issued 500,000 shares of Common Stock to its current Chief Executive Officer in accordance with his request to exercise stock options previously granted to him under terms of his employment agreement.  The stock option exercise price was equal to $0.10 per share.  The grant price was based on the Company’s Common Stock closing price on the day of the grant.  The entire number of stock options vested immediately upon their granting date of December 28, 2007.  The cost to exercise the entire number of options totaled $50,000 and was paid for by a deduction from the executive’s accrued salary in the amount of $50,000.

The Company issued, in lieu of cash, an aggregate of 7,006,280 shares of Common Stock in accordance with the purchase privileges of 7,006,280 previously issued warrants.  These warrants were exercised at their face value of $1.00 per share (see Note 10).  $7,006,280 of principal debt was retired concurrently with the exercise of these warrants and applied against the purchase of the $7,006,280 shares of Common Stock issued.

The Company issued, in lieu of cash, an aggregate of 500,000 shares of Common Stock, valued at $550,000 based on the closing market price on the date the board of directors authorized the issuance, in connection with the asset acquisition.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

The Company issued, in lieu of cash, an aggregate of 150,000 shares of Common Stock for accrued expenses valued at $153,000.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

The Company issued, in lieu of cash, an aggregate of 370,970 shares of Common Stock for consulting services valued at $490,001.  The Common Stock was issued in place of cash payments, and was valued based on the closing market prices on the date the Board of Directors authorized these issuances.

2008 transactions

On December 28, 2007 the Board of Directors approved the issuance of the 200,000 common shares to a German company valued at $20,000 in conjunction with the execution of a licensing and royalty agreement (see Note 8).  The Board of Directors approved and issued 9,600,000 common shares valued at $960,000 to various individuals for assistance during the negotiations for this licensing agreement.  The value of these 9,600,000 shares was charged to consulting expense.  All shares were valued at the market price of $0.10 per share, the closing bid price on December 28, 2007.  Subsequently, these licensing and royalty agreements were cancelled, effective September 28, 2008.  All stock issued as part of these agreements were subsequently cancelled.  Therefore, all costs recorded for these obligations have been reversed.

During fiscal year 2008 the Company issued, in lieu of cash, an aggregate of 10,156,334 shares of Common Stock as compensation for services provided by consultants, employees, and other professionals valued at $2,405,543.  In addition, the Company issued 175,713 shares of Common Stock for settlement of debt valued at $247,860.  The Common Stock was issued in place of cash payments, and was valued at prices ranging from $0.209 to $1.411 per share, based on the closing market prices on dates the Board of Directors authorized the issuances.

Note 7 – Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A Preferred Stock, and there are currently 10,000,000 shares issued and outstanding.  The Series A Preferred Stock has the following rights and privileges:  par value $0.001; rank equal to Common Stock with respect to dividend rights, rights on liquidation, dissolution and winding-up of the affairs of the Company; each share of Series A Preferred Stock entitles its owner to the equivalent of twenty voting shares of Common Stock.  Shares of Series A Preferred Stock are not convertible into Common Stock.

The Company has designated a new Series B Preferred Stock and authorized up to 40,000,000 million shares, to be issued.  The Series B Preferred Stock has the following rights and privileges:  par value $0.001; rank equal to Common Stock with respect to dividend rights, rights on liquidation, dissolution and winding-up of the affairs of the Company; conversion rights beginning one year following the date of issuance, each share of Series B Preferred stock shall, upon approval of the Company and a majority of the holders of the Series B Preferred stock, be convertible into one fully paid and non-assessable share of Common stock, provided that the Company shall not convert any shares of the Series B Preferred stock until it has set aside sufficient shares of its Common stock to permit conversion of all the shares of Series B Preferred stock; redemption rights at the option of the Company, the Company shall have the right to redeem that number of Series B Preferred stock equal to the closing trading price of one share of Common Stock of the Company on the date of the notice of Redemption, plus any declared but unpaid dividends; voting rights of holders of Series B Preferred stock shall have the right to one vote for each share of Common stock into which such Series B Preferred stock could then be converted.

During August 2009, the Company issued, in lieu of cash, an aggregate of 30,000,000 shares of Series B preferred stock to the Chief Executive Officer and a consultant valued at $16,800,000 or $0.56 per share.  The stock was issued in lieu of cash bonuses and performance payments.

Note 8 - Stock Options

Effective August 1, 2007 the Company implemented the “2007 Equity Incentive Program” (the “Plan”).  This Plan is for key Employees (including officers and employee directors) and can also include Consultants of the Company and its affiliates.  The plan permits the grant of stock options, restricted stock and other stock-based awards for up to 5,000,000 shares of Common Stock.  This Plan is intended to advance the best interests of the Company, its affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.  Stock option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of grant.

The Company issued 500,000 Common Stock options to its current President and CEO on December 28, 2007 (see Note 6).  These options were subsequently executed on March 2, 2009 in accordance with the option agreement.  The stock option exercise price was equal to $0.10 per share.  The grant price was based on the Company’s Common Stock closing price on the day of the grant.  The entire number of stock options vested immediately upon their granting date of December 28, 2007.  The cost to exercise the entire number of options totaled $50,000 and was paid for by a deduction from the executive’s accrued salary in the amount of $50,000.

On June 29, 2009, the Company implemented its 2009 Consultant Stock Option SAR and Stock Bonus Plan (the “2009 Plan”).  The 2009 Plan is for independent consultants of the Company and its affiliates.  The 2009 Plan permits the grant of stock options, stock option SARs, and Common Stock bonuses for up to 10,000,000 shares of Common Stock.  Stock option awards are generally granted with an exercise price equal to the fair value of the Company’s Common Stock at the date of grant.  There are currently no stock options, stock option SARs, or Common Stock bonuses that have been awarded pursuant to the 2009 Plan.

Note 9 – Consulting Agreements

Other Consulting Agreements

During December 2008, the Company commenced with the consulting portion of an agreement entered into in October 2008.  The agreement calls for a monthly advisory fee of $7,000 to a consultant (see Note 11)

The continuation of other agreements with independent financial and business advisors continued through the reporting period.  These consultants provide strategic relationships with several business development resources, and such other business matters as deemed necessary by Company management.  The terms of these agreements range from six months to several years.  Under the terms of several of these agreements the company shall from time to time, pay to the consultant such compensation as shall be mutually agreed to between the parties.  Under the terms of others, these agreements specify consultants be paid a fixed obligation by the Company, either in cash, company stock or a combination of both, at the discretion of the Company.

Note 10 – Warrants

The following table summarizes certain information about the Company’s stock purchase warrants (including the warrants discussed in Notes 5 & 6).

	Number of Warrants	Weighted Avg. Exercise Price	Weighted Avg. Term in Years

Warrants outstanding, September 30, 2008	1,432,000	$1.00	1.8
Warrants granted	4,120,900	$1.00	2.2
Warrants exercised	(5,202,900)	$1.00	1.3
Warrants expired/cancelled	-	-	-
Warrants outstanding, September 30, 2009	350,000	$1.00	0.5

At September 30, 2009 the warrants had an intrinsic value of $88,500.  All warrants outstanding at September 30, 2009 are in-the-money and exercisable.

Note 11– Commitments and Contingencies

License and royalty agreement

In October 2008, the Company entered into an agreement with a Malaysian company that specializes in developing rubber compounds, processing techniques, and specialized equipment for processing scrap rubber and producing specialty compounds.  License, research and development, equipment, minimum royalty and administrative expenses associated with this contract include payments and payables aggregating approximately $190,000 through September 30, 2009 and have been included in the accompanying consolidated statements of operations and comprehensive loss as operating expenses.  In addition, the Company pays $7,000 per month as an advisory fee to a principal of the Malaysian company, and has advanced $205,558 as deposits on equipment to be delivered during fiscal year 2010.

Operating and Capital Leases

The Company entered into a building lease agreement on September 1, 2008 to lease 98,535 square feet of a commercial building in Magog, Quebec, Canada for the purpose of processing scrap rubber and tires.  The term of this lease is five years, with annual rent equal to $2.07 per square foot (approximately $204,000, or $17,000 per month) for the first year, with annual base rent escalations of $.92 per square foot, resulting in annual rent in the fifth year of $5.75 per square foot (approximately $567,000, or $47,250 per month).  The Company is also responsible for real estate taxes, utilities and other general maintenance of the premises.

On October 9, 2008 the Company entered into an equipment lease agreement for a forklift to transfer materials within its facility in Magog, Quebec, Canada.  The lease calls for 60 equal payments of $535, which includes a financing fee of 7.25%, and a buyout provision of $1 at the lease completion.  This lease is accounted for as a capitalized lease and recorded as obligations under capital leases in the accompanying consolidated balance sheet.

On December 9, 2008 the Company entered into an equipment lease agreement for a loader truck to transfer materials within and external to its facility in Magog, Quebec, Canada.  The lease calls for 60 equal payments of $1,214, which includes a financing fee of 7.25%,  and a residual buyout provision of 25% (approximately $20,000) at the lease completion.  This lease is accounted for as a capitalized lease and recorded as obligations under capital leases in the accompanying consolidated balance sheet.

Minimum future lease payments as of September 30, 2009 are payable as follows:

Year Ending	Building Rent	Forklift and Loader
-September 30, 2010	302,535	20,988
-September 30, 2011	393,296	20,988
-September 30, 2012	484,056	20,988
-September 30, 2013	519,983	20,988
-September 30, 2014	-	10,951

	$1,699,870	$94,903

Rent expense for the years ending September 30, 2009 and 2008 were $363,648 and $ 0, respectively.

Note 12 - Subsequent Events

On September 3, 2009 the Company engaged Rodman & Renshaw, LLC as an exclusive placement agent to procure equity based financing for the Company for up to $5,000,000.  Subsequently, on December 18, 2009 the Company disengaged Rodman & Renshaw, LLC and entered into a new agreement with Chardan Capital Markets, LLC for similar purposes.  On December 23, 2009 the Company completed an agreement with Cranshire Capital, LP and received $3,500,000 in working capital in exchange for a 1 year 9% convertible promissory note with attached warrants.  The note and warrants have ratchet and anti-dilution rights that will be accounted for as derivative liabilities.  The Notes will bear interest at an annual rate of 9% payable quarterly in, at the Company’s option, cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company $.001 par value Common Stock (the “Common Stock”), and the Notes will be convertible into shares of Common Stock at a conversion price of $1.21 at any time.  In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase 2,169,422 shares of the Company’s Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company’s Common Stock, and Series C Warrants to purchase 2,169,422 shares of the Company’s Common Stock (the Series A, Series B and Series C Warrants are referred to herein as the “Warrants”).  The exercise price for the Warrants is $1.21 per share, and each class of Warrant is exercisable for five years from the date of issuance.  The Notes and each class of the Warrants contain full-ratchet and other customary anti-dilution protections.  These provisions may give rise to the warrants and the conversion feature being accounted for as derivatives the Company is currently reviewing the accounting effect of the transactions.

The Company and its subsidiaries also entered into a Security Agreement to secure payment and performance of the Company’s obligations under the Notes pursuant to which the Company and its subsidiaries granted the investors a security interest in all of their respective property.  Each subsidiary of the Company also executed a Guaranty Agreement pursuant to which each subsidiary guaranteed all of the Company’s obligations under the Notes.  The Company also executed a Registration Rights Agreement pursuant to which the Company is required to file a registration statement within 45 days of the Closing Date, and the Company will use its reasonable best efforts to cause the registration statement to be declared effective within 90 days of the Closing Date and 120 days in the event the SEC reviews the registration statement.

On October 1, 2009, the Company formed a wholly-owned subsidiary, Magnum Engineering (“MEI”) for the express purpose of providing engineering related services to the Company and to interested third parties

During October 2009, the Company issued, in lieu of cash, an aggregate of 3,100,000 shares of Common Stock for consulting services valued at $3,513,000.  The Common Stock was issued in place of cash payments, and was valued between $1.13 and $1.23 per share, based on the closing market prices on the date the board of directors authorized the issuances.

In addition, on October 15, 2009 the Company issued, in lieu of cash, 100,000 shares of Common Stock for professional services valued at $123,000.  The Common Stock was issued in place of cash payments, and was valued at $1.23 per share, based on the closing market price on the date the board of directors authorized the issuance.

On October 20, 2009, the Company issued, in lieu of cash, 350,000 shares of Common Stock, valued at $350,000, in accordance with the purchase privileges of 350,000 previously issued warrants.  These warrants were exercised at their face value of $1.00 per share (see Note 10).  $350,000 of 12% principal debt was retired concurrently with the exercise of these warrants and applied against the purchase of the 350,000 shares of Common Stock issued.  In addition, 77,332 shares of Common Stock, valued at $76,085.16 were issued to pay the accrued interest on these notes.

Also on October 20, 2009 the Company issued in lieu of cash, 930,088 shares of Common Stock valued at $1,051,000 to repay prior cash advances to the Company from stockholder(s).  This fulfilled complete repayment of the outstanding advance balance as of the issue date

During November 2009, the Company issued, in lieu of cash, an aggregate of 1,475,000 shares of Common Stock for consulting services and bonuses valued at $1,772,500.  The Common Stock was issued in lieu of cash payments, and was valued between $1.18 and $1.34 per share, based on the closing market prices on the date the Board of Directors authorized the issuances.

Also during November 2009, the Company issued, in lieu of cash, 200,000 shares of Common Stock, valued at $241,000 for satisfaction of certain accounts payable for previous services rendered by consultants of the Company for professional and contract services.

On November 20, 2009, the Company rescinded 500,000 shares of Common Stock issued to a previous employee and Director, valued at $75,000, in accordance with its revocability clauses in response to the early termination of his employment contract.  The remaining terms of the agreement are currently in effect with no additional liability for payments or penalties.  The Common Stock issued was valued at $0.15 per share, based the closing market prices on the date the board of directors authorized the issuance.

During December 2009, the Company rescinded 400,000 shares of Common Stock previously issued in connection with the asset acquisition (see note 6) due to breach of the agreement entered into.

Additionally, the Company rescinded 2,000,000 shares of Common Stock previously issued for consulting services that were not yet fully consummated with the parties involved.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 11, 2010, the date the financial statements were available to be issued.

MAGNUM d’OR RESOURCES, INC. AND SUBSIDIARIES
Unaudited Quarterly Financial Report for the
Period Ended December 31, 2009

MAGNUM D'OR RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2009	2009
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	$2,938,054	$57,844
Accounts receivable	12,934	19,708
Inventory	51,193	25,509
Bond acquisition costs, net	288,443	-
Lien asset receivable, net of deferred revenue of $66,547	66,550	66,550
Prepaid expenses	3,105,205	408,311

Total Current Assets	6,462,379	577,922

Property, plant and equipment, net	3,513,692	3,242,466

Other Assets:
Inventory	6,971,698	6,971,698
Utility deposits	29,796	28,333
Deposits on equipment	409,302	390,558

Total Other Assets	7,410,796	7,390,589

TOTAL ASSETS	$17,386,867	$11,210,977

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$868,388	$598,836
Accrued interest	44,449	138,778
Advances from stockholders	-	1,051,000
Deferred rent	219,155	189,084
Current obligations under capital leases	16,533	15,667
Notes payable, net of discounts of $3,409,308 and $18,451, respectively	1,860,722	2,288,706

Total Current Liabilities	3,009,247	4,282,071

Long Term Liabilities:
Asset retirement obligation	52,619
Non-current obligations under capital leases	77,742	79,236
Non-current notes payable	2,277,656	1,460,188
Derivative liability	2,982,699	-

Total Long Term Liabilities	5,390,716	1,539,424

TOTAL LIABILITIES	8,399,963	5,821,495

COMMITMENTS AND CONTINGENCIES

Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, 10,000,000 issued and outstanding, respectively	10,000	10,000
Preferred stock B, $.001 par value; 40,000,000 shares authorized, 30,000,000 and 0 issued and outstanding, respectively	30,000	30,000
Common stock, $.001 par value; 150,000,000 shares authorized, 73,436,209 and 68,613,792 issued and outstanding, respectively	73,436	68,614
Additional paid-in capital	57,320,748	51,204,486
Accumulated deficit	(48,455,392)	(45,878,841)
Accumulated other comprehensive loss	8,112	(44,777)
Total Stockholders' Equity	8,986,904	5,389,482

MAGNUM D'OR RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended
	December 31,	December 31,
	2009	2008

Sales	$5,377	$5,647

Cost of Sales	355,977	33,254

Gross Loss	(350,600)	(27,607)

Operating Expenses
Officer compensation, non-cash	123,706	418,612
Consulting fees, non-cash	1,690,867	4,138,540
Legal and professional fees	409,715	95,571
General and administrative expenses	174,986	41,544
Rent	101,479	86,414
Royalties	48,361	25,216
Depreciation and amortization	8,368	9,239

Total Operating Expenses	2,557,482	4,815,136

Loss from Operations	(2,908,082)	(4,842,743)

Other Income (Expense)
Gain (loss) on disposal of assets	(3,808)	-
Miscellaneous income	3,027	-
Interest income	111	-
Amortization of bond acquisition costs	(6,557)	-
Gain on derivative	512,799	-
Interest expense	(174,041)	(113,042)
Net other income (expense)	331,531	(113,042)

Net Loss	(2,576,551)	(4,955,785)

Other Comprehensive Income (Loss)
Gain (loss) from foreign currency translation	52,889	(153,370)

Comprehensive Loss	$(2,523,662)	$(5,109,155)

Net Loss Per Share - Basic and Diluted	$(0.04)	$(0.16)

Per Share Information:
Weighted Average Number of Shares Outstanding - Basic and Diluted	72,771,012	30,621,473

MAGNUM D'OR RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(unaudited)

							Additional
	Common	Stock	Preferred	Stock	Preferred	Stock	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares B	Amount	Capital	(Deficit)

Balance - September 30, 2008	16,117,137	16,117	10,000,000	10,000	-	-	8,351,065	(8,562,779)

Issuance of stock for consulting services	40,849,500	40,850			25,000,000	25,000	29,269,776
Issuance of stock for compensation	2,500,000	2,500			5,000,000	5,000	3,167,500
Issuance of stock for accrued legal services	620,000	620					708,030
Issuance of stock for exercise of stock option	500,000	500					49,500
Issuance of stock for conversion of note payable	7,006,185	7,006					6,982,667
Issuance of stock in connection with the purchase of assets	500,000	500					549,500
Issuance of stock for accrued expenses	150,000	150					152,850
Issuance of stock for accrued compensation	370,970	371					459,629
Valuation of warrants issued with notes payable							1,513,969
Net loss for year								(37,316,062)
Other comprehensive loss

Balance - September 30, 2009	68,613,792	68,614	10,000,000	10,000	30,000,000	30,000	51,204,486	(45,878,841)

Issuance of stock for consulting services	3,375,000	3,375					4,511,125
Issuance of stock for conversion of note payable	1,047,417	1,047					1,182,237
Issuance of stock for conversion of warrants	300,000	300					300,000
Issuance of stock for prepaid expenses	100,000	100					122,900
Net loss for year								(2,576,551)
Other comprehensive gain

Balance - December 31, 2009	73,436,209	73,436	10,000,000	10,000	30,000,000	30,000	57,320,748	(48,455,392)

MAGNUM D'OR RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	December 31,	December 31,
	2009	2008
Cash Flows from Operating Activities:
Net Loss	$(2,576,551)	$(4,955,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services and expenses	1,734,433	4,080,525
Stock issued for compensation expense	-	375,000
Depreciation and amortization	79,342	9,239
Amortization of debt discount	104,641	59,466
Loss on disposal	3,808	-
Services paid with fixed assets	5,000	-
Gain on derivatives	(512,799)	-
Changes in operating assets and liablitites:
Accounts receivable	6,899	(5,647)
Inventory	(24,625)	-
Prepaid expenses	209,009	(53,195)
Utility deposits	(500)	-
Accounts payable and accrued expenses	276,598	280,000
Accrued interest	43,570	53,042
Deferred rent	-	40,665

Net cash flows used in operating activities	(651,175)	(116,690)

Cash Flows from Investing Activities:
Payments for equipment	(43,938)	(298,367)
Increase in equipment deposits	(196,580)	(428,958)

Cash flows used in investing activities	(240,518)	(727,325)

Cash Flows from Financing Activities:
Cash overdraft	-	9,347
Payments on capital leases	(3,905)	-
Repayment on notes payable	(584,303)	(650)
Payments of bond acquisition costs	(295,000)	-
Proceeds from issuance of notes payable	4,659,329	300,000
Proceeds from loans and advances from stockholders	-	87,690

Cash flows provided by financing activities	3,776,121	396,387

Net (decrease) increase in cash	2,884,428	(447,628)

Effect of exchange rates on cash	(4,218)	(62,041)

Cash - Beginning of year	57,844	510,042

Cash - End of year	$2,938,054	$373

Supplementary Information
Interest Paid	$14,280	$-
Taxes Paid	$-	$-

Non-Cash Transactions
Conversion of notes payable for common stock	$1,345,686	$-
Common stock issued for prepaid expenses	$2,903,067	$-

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies

Business Description

Magnum d’Or Resources, Inc. (the “Company”) was incorporated on September 3, 1999, under the laws of the State of Nevada. Since its inception, the Company evolved through several transitions to its present mode. During its evolution, it operated as an internet information company, a junior resource mining company, and a business acquisition company. These ventures proved to be marginally effective.

Currently the Company is engaged in the business of providing modified sources of recycled rubber products, reconstituted rubber derivatives, and rubber powders to various distributors and manufacturers. It currently has two production facilities located in Magog, Canada and Hudson, CO.  It intends to develop additional facilities that produce various wholesale rubber products, high quality reconstituted rubber powders, specialty blend malleable materials, thermoplastics and thermoplastics elastomers.

The Company intends to acquire additional equipment, facilities and resources to allow it to strategically provide modified sources of recycled rubber products, reconstituted rubber derivatives, and high quality rubber powders to various distributors and manufacturers. This will be accomplished through wholly owned and joint venture facilities that may be fabricated or acquired as the market allows.  The Company intends on establishing technical facilities, either coincident with or separate from its production facilities, for purposes of research and development activities.  It may also enter into strategic alliances with educational institutions and/or research firms to advance its market research and develop innovative products and solutions associated with its core recycling business.

Business History

During October 2005, the Company formed Sunrise Mining Corporation (“Sunrise”), which became a wholly-owned subsidiary. Subsequent to Sunrise’s incorporation, the Company transferred all of the rights to its mining operations to Sunrise. During January 2007, the Company announced that it planned to spin-off its wholly owned subsidiary, Sunrise Mining Corporation, to its stockholders.  The spin-off was completed in November 2007.

During December 2006, the Company was acquired by a new management group and restructured for the express purpose of pursuing and consummating a merger between the Company and Terra Elastomer Technologies S.L., a private European company based in Düsseldorf, Germany. In December 2007 the Merger was abandoned due to unexpected complexities, market financing interruptions and insurmountable cost considerations.

During December 2007, the Company acquired licensing rights to a number of patents and processes that allowed rubber to be reconstituted, added to raw virgin rubber in various quantities, specially blended into various other polymers, and mixed into EPDM compounds.  These license agreements were terminated on September 28, 2008 and replaced by new and more advanced technologies agreements developed by Sekhar Research Innovations of Malaysia (see below and Note 11).

In May 2008, the Company formed a wholly-owned subsidiary, Recyclage Magnum Canada (“RMC”), into which the Company subsequently transferred all production equipment for the purpose of establishing its first North American production facility.  The facility is located in Magog, Quebec, Canada for strategic geographical and commercial purposes.  Equipment installation and testing was performed throughout the summer and fall of 2008, and production activities commenced at the Magog, Quebec facility during November of 2008.

During this same period the Company entered into a Joint Venture Agreement with Sekhar Research Innovations of Malaysia (October 2008) to acquire use of technologically advanced patents, processes, and equipment that were thought to be more compatible with overall Company product development and market strategy. The Company will use these patented processes to disintegrate scrap tires, remove fibers and metal wire, produce crumb rubber and liquefy recycled raw materials into various rubber and rubber-like products.

In June 2009, the Company formed a wholly-owned subsidiary in the State of Nevada titled Magnum Recycling USA (“MRUSA”) for the purpose of establishing the Company’s first operations in the United States.  In August 2009, MRUSA acquired a tire disposal facility/monofill located in Hudson, Colorado to establish a centralized U.S. production and distribution point.

In October 2009, the Company formed another wholly-owned subsidiary, Magnum Engineering (“MEI”) for the express purpose of providing rubber recycling equipment engineering and consulting related services to the Company and to other interested third parties.

Basis of Presentation

These condensed consolidated financial statements have been prepared by the Company, without audit, in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 2009, are not necessarily indicative of results that may be expected for the fiscal year ending September 30, 2010. The condensed consolidated balance sheet information as of September 30, 2009 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K. These interim financial statements should be read in conjunction with that report.

The Company operates in one business segment, the development of recycling rubber tires into various rubber products. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of Magnum d’Or Resources, Inc. and its wholly owned subsidiaries, Recyclage Magnum Canada, Inc., Magnum Recycling USA, Inc, and Magnum Engineering. Intercompany accounts and transactions have been eliminated.

Foreign Currency Adjustments

The accompanying consolidated financial statements are presented in United States dollars (USD). The functional currency of the Company’s foreign subsidiary is the Canadian dollar (CND). Assets and liabilities of this foreign subsidiary are translated into United States dollars at currency exchange rates in effect at the end of the periods reported. Equity accounts are translated at historical rates corresponding to the date of transaction. Revenues and expenses are translated at average exchange rates in effect for the periods reported. Gains and losses resulting from translation of foreign subsidiary financial statements into U.S. dollars are included as a separate component of stockholders’ equity.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  The Company uses the allowance method to account for uncollectible trade receivable balances.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

Inventories

At December 31, 2009, inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. Provisions to value the inventory at the lower of the actual cost to purchase and / or manufacture the inventory, or the current estimated market value of the inventory, are based upon assumptions about future demand and market conditions. The Company also performs evaluations of inventory and records a provision for estimated excess and obsolete items based upon forecasted demand, and any other known factors at the time.  No provision existed as of December 31, 2009.  Raw materials are primarily considered long-term assets as they are not expected to be manufactured and sold by the end of the subsequent fiscal year. Finished goods are considered current assets as they are expected to be sold before the end of the subsequent fiscal year.  Inventory as of December 31, 2009 consists of the following:
Raw materials	$6,971,698
Finished Goods	51,193
Total	$7,022,891

Property, plant and equipment
Property, plant and equipment are stated at cost. Depreciation has been computed using the straight-line method based upon estimated useful lives of ten years for production equipment and three to five years for software and computer equipment. Leasehold improvements are depreciated over the lesser of the remaining term of the lease, or the economic useful life.

Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before either the Company is able to realize their benefits, or that future realization is uncertain.

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions since inception.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company has identified net deferred tax assets, primarily made up of cumulative net operating loss carryforwards.  However, the Company has also recorded a 100% valuation allowance for these deferred tax assets based on the amount expected to be realized.

In accounting for unrecognized tax benefits, a tax position is required to meet a prescribed recognition threshold before being recognized in the financial statements. Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2009, is not material to its results of operations, financial condition or cash flows.  The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2009, if recognized would not have a material effect on its effective tax rate. The Company further believes that there are no tax provisions for which it is more likely than not, based on current tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition, or cash flows.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with ASC 410-20.  Under this standard, a liability is recognized for the fair value of legally required asset retirement obligations associated with long-lived assets in the period in which the retirement obligations are incurred and the liability can be reasonably estimated. The Company capitalizes the associated asset retirement costs as part of the carrying amount of the long-lived asset. The liability is initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount of timing of the estimated cash flows.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company’s operations are progressing forward; however, the Company has generated no significant revenue, has an accumulated deficit of $48,455,392 and a negative cash flow from operations of $651,175 for the three months ended December 31, 2009.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The future success of the Company is dependent on its ability to obtain additional capital funds to purchase equipment and construct facilities to fulfill its current contractual commitments, and, ultimately attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

Fair Value of Financial Instruments

The Company accounts for fair value in accordance with ASC 820-10 with respect to fair value measurements of (a) non-financial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. ASC 820-10 defines fair value as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy is broken down into three levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs include quoted prices for similar assets or liabilities in active markets. Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2009:

	Total Carrying Value at 12/31/2009	(Level 1)	(Level 2)	(Level 3)

Compound Embedded Derivative	$714,368	$—	$—	$714,368
Warrant Derivatives	$2,268,331	$—	$—	$2,268,331
Total	$2,982,699	$—	$—	$2,982,699

The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy. There were no changes in the valuation techniques during the three months ended December 31, 2009.  The Company recorded a gain from the derivative liability of $512,799 which is recorded as gain on derivate in the statement of operations.

Fair Value Measurements Using
Significant Unobservable Inputs (Level 3)
	Compound Embedded Derivative	Warrant Derivative	Total
Inception date fair value (December 23, 2009)	$863,134	$2,632,364	$3,495,498
Total (gains) recorded in earnings	(148,766)	(364,033)	(512,799)
Fair value at December 31, 2009	$714,368	$2,268,331	$2,982,699

Stock Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees using ASC 718-10, and for all share-based payments granted based on the requirements of ASC 718-10. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with ASC 505-50:  whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Net Loss per Share

The net loss per share has been computed using the weighted-average number common shares outstanding during the three months ending December 31, 2009.  As of December 31, 2009, potentially dilutive convertible notes payable, options and warrants to purchase common stock aggregating 2,892,562, zero, and 7,231,406 shares respectively, were outstanding and not considered because their effect would have been anti-dilutive.

Accounting Pronouncements Issued Not Yet Adopted

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). Also refer to FASB ASC 810-10-65, Consolidation – Overall – Transition and Open Effective Date Information. This guidance relates to the consolidation of variable interest entities. It eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance also requires additional disclosures about an enterprise’s involvement in variable interest entities. This guidance is effective as of the beginning of an entity’s fiscal year, and interim periods within the fiscal year, beginning after November 15, 2009. The Company will adopt this guidance in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of this guidance on its consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition – Multiple Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25. The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance. The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral. The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance. This guidance also expands the disclosures required for multiple-element revenue arrangements. Effective for interim and annual reporting periods beginning after December 15, 2009. The Company is currently evaluating the potential impact, if any, of this guidance on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

Note 2 –Property, Plant and Equipment and Deposits on Equipment

The Company placed equipment into service during the quarter ending December 31, 2009 totaling $281,565. In addition, during fiscal year 2009 the Company entered into a contract with a Malaysian company that specializes in developing rubber compounds (see Note 9), processing techniques, and specialized equipment for production of scrap rubber. Costs associated with this contract include certain amounts allocated to the development and purchase of equipment. The Company made payments aggregating $409,302 through December 31, 2009 that have been included in the accompanying condensed consolidated balance sheet as deposits for equipment. Advance payments made will be credited to the total price.

	December 31, 2009	September 30, 2009

Assets:
Land	$419,566	$419,566
Land – Asset retirement obligation	52,619	-
Building	614,944	614,944
Leasehold improvements	54,984	51,290
Production equipment	2,589,301	2,289,292
Office equipment and furniture	8,077	6,410

Total equipment	3,730,494	3,381,502
Less: accumulated depreciation	(216,802)

Property, plant and equipment, net	$3,513,692	$3,242,466

Depreciation and amortization expense totaled $79,592 and $9,239 for the three months ended December 31, 2009 and 2008, respectively.

Note 3 – Notes Payable, Accrued Interest and Stockholder Loans

Notes payable, net, consists of the following:

	December 31, 2009	September 30, 2009

4% notes payable	$1,867,713	$2,161,342
6% notes payable	974,179	1,262,553
9% notes payable	90,692	-
9.75% notes payable	1,164,645	-
12% notes payable	41,149	324,999

Total	4,138,378	3,748,894
Less: current maturities	(1,860,722)	(2,288,706)

Long term debt	$2,277,656	$1,460,188

4.00%  Note Payable

During fiscal year 2009, the Company issued promissory notes aggregating $2,408,103 to unrelated financial institutions in connection with the acquisition of liens related to an asset acquisition. Interest payable at the rate of 4% with scheduled monthly payments of interest and principal totaling $104,642. These notes are secured obligations of the Company, as evidenced by pledge agreements that provide as collateral for the repayment of these notes, deeds of trust for all real property associated with the asset acquisition.  Any unpaid balance of principal or interest will be due in full in June 2011. As of December 31, 2009 the outstanding principal balances totaled $1,867,713 and accrued interest of $3,045 which are recorded in the accompanying consolidated balance sheet.

6.00%  Note Payable

During fiscal year 2009, the Company issued a promissory note for $1,000,000 to an unrelated financial institution in connection with the acquisition of liens related to an asset acquisition. Interest payable at the rate of 6% with scheduled monthly payments of interest and principal totaling $100,000. This note is a secured obligation of the Company, as evidenced by a pledge agreement that provide as collateral for the repayment of this note, a deed of trust for all real property associated with the asset acquisition. Any unpaid balance of principal or interest will be due in full in May 2010. As of December 31, 2009 the outstanding principal balance totaled $974,179 and accrued interest of $12,829 which are recorded in the accompanying consolidated balance sheet.

9.00%  Note Payable

During fiscal year 2010, the Company issued $3,500,000 (net of discounts of $3,409,308) in convertible notes to unrelated individuals with interest payable at the rate of 9.00% per annum. The Company incurred $295,000 of debt issuance costs related to these notes payable. Any unpaid balance of principal or interest will be due in full in December 2010. The debt issuance costs are being amortized using the effective interest rate method over the notes payable term. Amortization recorded as interest expense in the statement of income for the three months ended December 31, 2009 was $6,557.  The convertible notes have an accrued interest balance of $7,875 payable as of December 31, 2009, which is recorded in accrued interest in the accompanying consolidated balance sheet.  See Notes 6 and 7.

12% Notes Payable

During fiscal year 2009, the Company issued a promissory note for $43,450 to an unrelated financial institution in connection with the acquisition of liens related to an asset acquisition. Interest payable at the rate of 12% with no scheduled monthly payments.  Any unpaid balance of principal or interest will be due in full in May 2011. As of December 31, 2009 the outstanding principal balance totaled $41,149 and accrued interest of $3,492 which are recorded in the accompanying consolidated balance sheet.

9.75% Notes Payable

During fiscal year 2010, the Company issued, in lieu of cash, an aggregate of $1,164,642 of 2 year promissory notes with unrelated individuals all with interest payable at the rate of 9.75% per annum with no scheduled monthly payments.  Any unpaid balance of principal or interest will be due in full in December 2011.  The promissory notes have an accrued interest balance of $16,329 payable as of December 31, 2009, which is recorded in accrued interest in the accompanying consolidated balance sheet.

Note 4 – Common Stock

During October 2009, the Company issued, in lieu of cash, an aggregate of 3,100,000 shares of common stock valued at $3,513,000 for consulting services. The common stock was valued between $1.13 and $1.23 per share, based on the closing market prices on the date the board of directors authorized the issuances. As of December 31, 2009, the value of services that are yet to be performed and have been capitalized is $2,147,000

On October 15, 2009 the Company issued, in lieu of cash, 100,000 shares of common stock valued at $123,000 for professional services. The common stock was valued at $1.23 per share, based on the closing market price on the date the board of directors authorized the issuance.  The value of services that are yet to be performed and have been capitalized is $88,157.

On October 20, 2009, the Company issued, 300,000 shares of common stock, valued at $300,000, in accordance with the purchase privileges of 300,000 previously issued warrants.  These warrants were exercised at their face value of $1.00 per share (see Note 10).  $300,000 of 12% principal debt was retired concurrently with the exercise of these warrants and applied against the purchase of the 300,000 shares of common stock issued. In addition, 46,830 shares of common stock, valued at $52,924, or $1.13 per share, were issued to pay the accrued interest on these notes.

Also on October 20, 2009 the Company issued in lieu of cash, 930,088 shares of common stock valued at $1,051,000 to repay prior cash advances to the Company from stockholders. This fulfilled complete repayment of the outstanding advance balance as of the issue date. In addition, 70,500 shares of common stock, valued at $79,662, or $1.13 per share, were issued to pay the accrued interest on these notes.

During November 2009, the Company issued, in lieu of cash, an aggregate of 550,000 shares of common stock for consulting services and bonuses valued at $686,000. The common stock was valued between $1.18 and $1.34 per share, based on the closing market prices on the date the Board of Directors authorized the issuances.  As of December 31, 2009, the value of services that are yet to be performed and have been capitalized is $750,928.

Also during November 2009, the Company issued, in lieu of cash, 125,000 shares of common stock, valued at $147,500 for satisfaction of certain accounts payable for previous services rendered by consultants of the Company for professional and contract services.  The common stock was valued at $1.18 per share, based on the closing market prices on the date the Board of Directors authorized the issuance.

On November 20, 2009, the Company rescinded 500,000 shares of common stock issued to a previous employee and Director, valued at $75,000, in accordance with its revocability clauses in response to the early termination of his employment contract.  The remaining terms of the agreement are currently in effect with no additional liability for payments or penalties. The common stock issued was valued at $0.15 per share, based the closing market prices on the date the board of directors authorized the issuance.

During December 2009, the Company issued, in lieu of cash, 500,000 shares of common stock, valued at $715,000 for satisfaction of certain accounts payable for previous services rendered by consultants of the Company for professional and contract services.

During December 2009, the Company rescinded 400,000 shares of common stock previously issued in connection with the asset acquisition due to breach of the agreement entered into.  The common stock rescinded was valued at $472,000, or $1.18 per share, based on the value at the date of issuance.

Note 5 – Preferred Stock

During August 2009, the Company issued, in lieu of cash, an aggregate of 30,000,000 shares of Series B preferred stock to the Chief Executive Officer and a consultant valued at $16,800,000 or $0.56 per share.  The stock was issued in lieu of cash bonus and performance payments.

Note 6 – Secured Convertible Note Financing

On December 18, 2009 the Company entered into an agreement with Chardan Capital Markets, LLC as exclusive placement agent to procure equity based financing for the Company.  On December 23, 2009 the Company completed a financing with institutional investors involving the issuance of $3,500,000 of 9% secured convertible notes payable due in one year, plus warrants.  The notes are convertible into the Company’s common shares based upon a fixed conversion price of $1.21, but are subject to full-ratchet anti-dilution protection if the Company sells shares or share-indexed financing instruments at less than the conversion price.  The holders have the option to redeem the notes for cash in the event of defaults and certain other contingent events, including a change in control event and events related to the common stock into which the instrument was convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission. In addition, the Company extended registration rights to the holders that require registration and continuing effectiveness thereof.  In connection with the issuance of the Notes, the Company issued Series A warrants to purchase 2,169,422 shares of the Company’s common stock, Series B warrants to purchase 2,892,562 shares of the Company’s common stock, and Series C warrants to purchase 2,169,422 shares of the Company’s common stock.  The exercise price for the warrants is $1.21 per share, and each class of warrant is exercisable for five, one, and five years, respectively, from the date of issuance.

The Company received net proceeds of $3,415,000 from the financing arrangement.  Incremental, direct financing costs of $295,000, which includes $85,000 withheld from the note balance are included in deferred bond acquisition costs and are subject to amortization using the effective method.  Accumulated amortization of deferred financing costs, which is included in interest expense, during the current quarterly period, amounted to $6,557.

In the Company’s evaluation of the financing arrangement, it was concluded that the conversion features were not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions set forth in current accounting standards for equity classification. Since equity classification is not available for the conversion feature, the Company was required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value (see Note 6). The Company also concluded that the default put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the default put is indexed to certain events and premiums that are not associated debt instruments.  The Company combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. The Company determined that the investor warrants did not meet the conditions for equity classification. Therefore, the investor warrants are also required to be carried as a derivative liability, at fair value.  Derivative financial instruments are carried initially and subsequently at their fair values.

The Company estimated the fair value of the derivative warrants and the compound derivative on the inception dates, and subsequently, using the lattice valuation technique, specifically the binomial model, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion behavior estimates) that are necessary to fair value complex compound derivative instruments. See Note 7.

Note 7 – Derivative Liabilities
Derivative financial instruments, as defined in ASC 815-10-15-83 Derivatives and Hedging (pre-Codification FAS No. 133 Accounting for Derivative Financial Instruments and Hedging Activities), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement.  Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has entered into certain other financial instruments and contracts, such as debt financing arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty.  As required by ASC 815, these instruments are required to be carried as derivative liabilities, at fair value, in the financial statements.

The conversion feature of the Company’s $3,500,000 convertible debt as disclosed in Note 6, and the warrants issued with this debt, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future.  The Company was required to include the reset provisions in order to protect the debenture holders from the potential dilution associated with future financings.  In accordance with ASC 815-10, the conversion feature of the debentures was separated from the host contract, the debenture, and recognized as an embedded derivative instrument.  Both the conversion feature of the debt and the warrants have been characterized as derivative liabilities. ASC 815-10 requires that the fair value of these liabilities be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The Company measures the fair value of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair value. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For complex derivative instruments, such as embedded conversion options, puts and redemption features embedded in hybrid debt instruments, the Company generally uses a lattice valuation technique, specifically the binomial model, and the Monte Carlo Simulation valuation technique because these techniques embody all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, the valuation techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Information and significant assumptions embodied in the valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of the inception date of the financing (December 23, 2009) are illustrated in the following tables:

	Series A Warrants	Series B Warrants	Series C Warrants
Risk-free interest rate	2.51%	0.41%	2.51%
Expected volatility	69.5%	69.5%	69.5%
Expected life (in years)	5	1	5
Strike price of warrant	$1.21	$1.21	$1.21
Underlying stock price	$1.165	$1.165	$1.165

Embedded Conversion Derivative
Risk-free interest rate	0.41%
Expected volatility	69.5%
Expected life (in years)	1
Strike price of conversion	$1.21
Underlying stock price	$1.165

Due to the relatively short period of time between the inception date of December 23, 2009 and December 31, 2009, the only significant factor that changed in the derivative liability fair value calculations for the warrants and the embedded conversion derivative is the underlying stock price.  The underlying stock price on December 31, 2009 was $1.05.

The Company’s $3,500,000 convertible debt and related warrants issued give rise to the following derivative liabilities as of December 31, 2009:

	Compound Embedded Derivative	Warrant Derivatives	Total Derivatives
$3,500,000 face value convertible note:	$714,368	$2,268,331	$2,982,699

The following table summarizes the effects on the Company’s income (expense) associated with changes in the fair values of the derivatives liabilities for the three months ended December 31, 2009:

	Compound Embedded Derivative	Warrant Derivatives	Total Derivatives
$3,500,000 face value convertible note:	$148,766	$364,033	$512,799

The following table summarizes the change in the Company’s derivative liabilities for the three months ended December 31, 2009:

Inception date fair value (December 23, 2009)	$3,495,498
Change in value of derivative liability	512,799

Fair value at December 31, 2009	$2,982,699

The Company’s derivative liabilities and derivative gain as of December 31, 2009 are significant to the Company’s consolidated financial statements. The magnitude of derivative gain reflects the following: The market price of the Company’s common stock, which significantly affects the fair value of the derivative financial instruments, experienced material price fluctuations from the inception date to December 31, 2009. The lower stock price on December 31, 2009 compared to the stock price on the inception date had the effect of significantly decreasing the fair value of the derivative liabilities and, accordingly, the Company was required to adjust the derivatives to these lower values with charges to derivative income.

Note 8 – Asset Retirement Obligations
The Company has recorded estimated asset retirement obligations related to the restoration of its Colorado land. These obligations were acquired in connection with the Company’s August 2009 acquisition of properties in Colorado. The Company’s asset retirement obligation at December 31, 2009 is as follows:

Asset retirement obligations at September 30, 2009	$-
Adjustment to estimate	52,619
Accretion expense	-

Asset retirement obligations at December 31, 2009	$52,619

Note 9 –Consulting Agreements

The continuation of other agreements with independent financial and business advisors continued through the reporting period. These consultants provide strategic relationships with several business development resources, and such other business matters as deemed necessary by Company management.  The terms of these agreements range from six months to several years. Under the terms of several of these agreements the Company shall from time to time, pay to the consultant such compensation as shall be mutually agreed to between the parties. Under the terms of others, these agreements specify a fixed obligation by the Company to pay the consultant, either in cash or Company stock, at the discretion of the Company.  Under the terms of these agreements, during fiscal year 2009 the consultants received 1,042,500 shares of common stock from the Company’s 2007 Consultant Stock Option, SAR and Stock Bonus Plan. The total value of the services was $172,525 which was recorded as consulting expense in the accompanying condensed consolidated statement of operations and comprehensive loss for the three months ended December 31, 2008. None of the $172,525 in consulting compensation is capitalized at December 31, 2009.

During December 2008, the Company commenced with the consulting portion of a broader agreement entered into in October 2008.  The agreement calls for a monthly advisory fee of $7,000 to a consultant which continues in 2010.
In accordance with this agreement, $21,000 was charged to expense in the statement of operations for the three months ended December 31, 2009.

Note 10 – Warrants

The following table summarizes certain information about the Company’s stock purchase warrants (including the warrants discussed in Notes 6 and 7).

	Number of Warrants	Weighted Ave. Exercise Price

Warrants outstanding, September 30, 2009	350,000	$1.00
Warrants granted	7,231,406	$1.21
Warrants exercised	(300,000)	$1.00
Warrants expired/cancelled	(50,000)	$1.00

Warrants outstanding, December 31, 2009	7,231,406	$1.21

The warrants issued and outstanding as of December 31, 2009 are considered derivative liabilities and the valuation factors are disclosed in Note 7.

Note 11 – Commitments and Contingencies

License and royalty agreement

In October 2008, the Company entered into an agreement with a Malaysian company that specializes in developing rubber compounds, processing techniques, and specialized equipment for processing scrap rubber and producing specialty compounds. License, patent, and royalty expenses associated with this contract include payments aggregating $130,031 through December 31, 2009 and have been included in the accompanying condensed consolidated statement of operations and comprehensive loss as operating expenses.

Note 12 -  Operating and Capital Leases

The Company entered into a building lease agreement on September 1, 2008 to lease 98,535 square feet of a commercial building in Magog, Quebec, Canada for the purpose of processing scrap rubber and tires. The term of this lease is five years, with annual rent equal to $2.25 per square foot (approximately $204,000, or $17,000 per month) for the first year, with annual base rent escalations of $1.00 per square foot, resulting in annual rent in the fifth year of $5.75 per square foot (approximately $567,000, or $47,250 per month). The Company is also responsible for real estate taxes, utilities and other general maintenance of the premises.

On October 9, 2008 the Company entered into an equipment lease agreement for a forklift to transfer materials within its facility in Magog, Quebec, Canada. The lease calls for 60 equal payments of $535, which includes a financing fee of 7.25%, and a buyout provision of $1 at the lease completion. This lease is accounted for as a capitalized lease and recorded as obligations under capital leases in the accompanying consolidated balance sheet.

On December 9, 2008 the Company entered into an equipment lease agreement for a loader truck to transfer materials within and external to its facility in Magog, Quebec, Canada. The lease calls for 60 equal payments of $1,214, which includes a financing fee of 7.25%, and a residual buyout provision of 25% (approximately $20,000) at the lease completion. This lease is accounted for as a capitalized lease and recorded as obligations under capital leases in the accompanying consolidated balance sheet.

Minimum future lease payments as of December 31, 2009 are payable as follows:

Year Ending	Operating Lease	Capital Leases

September 30, 2010 (remaining)	$237,371	$17,090

September 30, 2011	411,443	22,786

September 30, 2012	506,391	22,786
September 30, 2013	543,975	22,786

	$1,699,180	$85,448

Lease expenses for the quarter ending December 31, 2009 and 2008 were $121,382 and $86,414.

Note 13 - Subsequent Events

The Company has evaluated subsequent events through February 16, 2010, the date the financial statements were issued, and has concluded that no recognized and one non-recognized subsequent event has occurred since the quarter ended December 31, 2009 as detailed below.

During the month of January 2010 the Company entered into equipment purchase and installation contracts with JECC Mecanique Ltee of Quebec, Canada to procure, fabricate, deliver, and install systems and components for its facilities in Magog, Canada and Hudson, Colorado.  Costs of these contracts total $1,676,607 and consist of $750,000 in deposits, full payments in the amount of $179,144, and a balance of $747,463 upon delivery of remaining equipment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.  The selling stockholders will not pay any of the following expenses.  We have estimated all amounts except the SEC registration fee.

SEC Registration fee		$682
Legal fees and expenses		$8,000
Accounting fees and expenses		$7,500
Other	$
Total Expenses		$16,182.00

Item 14.  Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  Section 78.7502  of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

8% Convertible Note Payable

On February 20, 2009, the Company issued 215,000 shares of Common Stock in consideration for the conversion of a $50,000 convertible promissory note issued on January 12, 2007.

12% Notes Payable

During 2008, the Company issued an aggregate of $1,382,000 of 12% promissory notes with warrants to unrelated individuals, interest at the rate of 12% per annum, due October thru November 2009.

During 2009, the Company issued $300,000 of 12% promissory notes with warrants to unrelated individuals.  These notes mature October thru December 2010.

During 2009, $43,450 of 12% promissory notes were issued with unrelated individuals.  These notes mature April through May 2011.

All of the 12% Notes issued to date are general unsecured obligations of the Company.  They have a total accrued interest of $133,464 payable as of September 30, 2009.

9.75% Notes Payable

During 2009, the Company issued, in lieu of cash, an aggregate of $3,100,000 of promissory notes to unrelated individuals all with interest payable at the rate of 9.75% per annum.  During 2009, these notes were all converted to Common Stock at the option of the note holders.

6.00%  Note Payable

During 2009, the Company issued a 5 year $550,000 promissory note to an unrelated individual with interest payable at the rate of 6.00% per annum.  This note was issued as part of a $650,000 purchase of equity from owners of the parent entity which owned the landfill that Magnum acquired through bankruptcy proceedings.

During 2009, the Company issued a promissory note for $1,000,000 to an unrelated financial institution in connection with the acquisition of liens related to an asset acquisition.  Interest payable at the rate of 6% with scheduled monthly payments of interest and principal totaling $100,000.  This note is a secured obligation of the Company, as evidenced by a Pledge Agreement that provide as collateral for the repayment of this note, a deed of trust for all real property associated with the asset acquisition (see Note 2).  Any unpaid balance of principal or interest will be due in full in May 2010.

9.00% Convertible Secured Note Payable

On December 23, 2009 the Company completed an agreement with Cranshire Capital, LP and received $3,500,000 in working capital in exchange for a 1 year 9% convertible promissory note with attached warrants.  The note and warrants have ratchet and anti-dilution rights that will be accounted for as derivative liabilities.  The Notes will bear interest at an annual rate of 9% payable quarterly in, at the Company’s option, cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company $.001 par value Common Stock (the “Common Stock”), and the Notes will be convertible into shares of Common Stock at a conversion price of $1.21 at any time.  In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase 2,169,422 shares of the Company’s Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company’s Common Stock, and Series C Warrants to purchase 2,169,422 shares of the Company’s Common Stock (the Series A, Series B and Series C Warrants are referred to herein as the “Warrants”).  The exercise price for the Warrants is $1.21 per share, and each class of Warrant is exercisable for five years from the date of issuance.  The Notes and each class of the Warrants contain full-ratchet and other customary anti-dilution protections.  These provisions may give rise to the warrants and the conversion feature being accounted for as derivatives the Company is currently reviewing the accounting effect of the transactions.

9.75% Notes Payable

During 2009, the Company issued, in lieu of cash, an aggregate of $4,300,000 of promissory notes to unrelated individuals all with interest payable at the rate of 9.75% per annum.  During 2009, these notes were all converted to Common Stock at the option of the note holders.

4% Notes Payable

During 2009, the Company issued promissory notes aggregating $2,408,103 to unrelated financial institutions in connection with the acquisition of liens related to an asset acquisition.  Interest payable at the rate of 4% with scheduled monthly payments of interest and principal totaling $104,642.  These notes are secured obligations of the Company, as evidenced by Pledge Agreements that provide as collateral for the repayment of these notes, deeds of trust for all real property associated with the asset acquisition (see Note 2).  Any unpaid balance of principal or interest will be due in full in June 2011.

The Company has also made the following issuances of Common Stock and Preferred Stock during the previous three years:

Common Stock and Preferred Stock Issuances:

Date	Title	Person or Class	Amount		Consideration
December 2007	Common Stock	Consultants	14,000,000	(3)	Consulting Services
December 2007	Common Stock	Joseph J. Glusic	200,000		Employment Agreement
February 2008	Common Stock	Consultants	1,006,324		Consulting Services
February 2008	Common Stock	Stephen A. Zrenda	50,000		Legal Services
March 2008	Common Stock	Consultant	20,000		Consulting Services
April 2008	Common Stock	Consultant	21,000		Consulting Services
May 2008	Common Stock	Consultants	840,511	(4)	Consulting Services
May 2008	Common Stock	Stephen A. Zrenda	100,000		Legal Services
May 2008	Common Stock	Joseph J. Glusic	266,212		Employment Agreement
July 2008	Common Stock	Consultants	935,000		Consulting Services
August 2008	Common Stock	Consultant	30,000		Consulting Services
September 2008	Common Stock	Consultants	1,018,000	(5)	Consulting Services
October 2008	Common Stock	Consultant	42,500		Consulting Services
October 2008	Common Stock	Stephen A. Zrenda	10,000		Legal Services
November 2008	Common Stock	Consultants	1,500,000		Consulting Services
November 2008	Common Stock	Joseph J. Glusic	500,000	(1)	Bonus
November 2008	Common Stock	Chad A. Curtis	5,000,000	(1)	Bonus
November 2008	Common Stock	Michel Boux	250,000	(1)	Bonus
November 2008	Common Stock	Stephen A. Zrenda	10,000		Legal Services
November 2008	Common Stock	Joseph J. Glusic	2,500,000		Bonus
November 2008	Common Stock	Chad A. Curtis	25,000,000		Bonus
November 2008	Common Stock	Michel Boux	1,000,000	(9)	Bonus
December 2008	Common Stock	Stephen A. Zrenda	10,000		Legal Services
January 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services

Date	Title	Person or Class	Amount		Consideration
January 2009	Common Stock	Consultant	335,000	(6)	Consulting Services
February 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
February 2009	Common Stock	Ed Rucinski	215,000		Conversion of $50,000 note
March 2009	Common Stock	Joseph J. Glusic	500,000		Exercise of Options
March 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
April 2009	Common Stock	Consultant	2,000,000		Consulting Services
April 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
April 2009	Common Stock	Archie C. Blackburn	927,000		Warrant exercise
May 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
May 2009	Common Stock	Consultants	4,000,000		Consulting Services
June 2009	Common Stock	Consultant	10,000		Consulting Services
June 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
June 2009	Common Stock	Dwain Immel	400,000	(8)	Lien Release
June 2009	Common Stock	Dwain Immel	100,000		Lien Release
June 2009	Common Stock	David D. Scuccia	50,000		Warrant exercise
June 2009	Common Stock	Spartan Equity Consultant	275,000		Warrant exercise
June 2009	Common Stock	Kyle Roberts	130,000		Warrant exercise
June 2009	Common Stock	Shannon Allen	168,600		Warrant exercise
June 2009	Common Stock	Consultants	6,000,000	(7)	Consulting Services
July 2009	Common Stock	Consultant	2,000,000		Consulting Services
August 2009	Common Stock	Stephen A. Zrenda	10,000		Legal Services
August 2009	Series B Preferred	Chad A. Curtis	25,000,000		Bonus
August 2009	Series B Preferred	Joseph J. Glusic	5,000,000		Bonus
September 2009	Common Stock	Consultants	975,000		Consulting Services
September 2009	Common Stock	Catalano, Caboor & Company	100,000		Accounting Services
September 2009	Common Stock	Donald Brinkmann	50,000		Professional Services
September 2009	Common Stock	Patton Boggs LLP	350,000	(2)	Legal Services
September 2009	Common Stock	Stephen A. Zrenda	20,000		Legal Services
September 2009	Common Stock	Patton Boggs LLP	500,000		Legal Services
September 2009	Common Stock	Jason D. Oliviera	350,000		Warrant exercise
September 2009	Common Stock	Jason D. Oliviera	5,011		Payment of interest
September 2009	Common Stock	Equity Alliance Capital	850,000		Warrant exercise
September 2009	Common Stock	Equity Alliance Capital	9,155		Payment of interest
September 2009	Common Stock	USA Master Web Advisors	1,200,000		Warrant exercise
September 2009	Common Stock	USA Master Web Advisors	28,953		Payment of interest
September 2009	Common Stock	Green Spirits Managerial Consultants	1,900,000		Warrant exercise

Date	Title	Person or Class	Amount		Consideration
September 2009	Common Stock	Green Spirits Managerial Consultants	37,246		Payment of interest
September 2009	Common Stock	Kyle Roberts	8,289		Payment of interest
September 2009	Common Stock	David Dellasciucca	552,300		Warrant exercise
September 2009	Common Stock	David Dellasciucca	16,705		Payment of interest
September 2009	Common Stock	Shannon Allen	258,193		Conversion of note & payment of interest
September 2009	Common Stock	Joseph J. Glusic	250,000		Accrued compensation
September 2009	Common Stock	Chad A. Curtis	233,573		Accrued compensation and repayment of loan
September 2009	Common Stock	Spartan Equity Consultant	24,735		Shareholder note & interest
October 2009	Common Stock	Catalano, Caboor & Company	100,000		Professional fees
October 2009	Common Stock	Consultants	3,100,000	(10)	Consulting Services
October 2009	Common Stock	USA Master Web Advisors	753,097		Shareholder advances
October 2009	Common Stock	Maritza Mesa	250,000		Warrant exercise
October 2009	Common Stock	Maritza Mesa	39,005		Payment of interest
October 2009	Common Stock	Green Spirits Managerial Consultants	176,991		Payment of loan
October 2009	Common Stock	Archie Blackburn	70,497		Payment of interest
October 2009	Common Stock	Henry Carlson	50,000		Warrant exercise
October 2009	Common Stock	Henry Carlson	7,830		Payment of interest
November 2009	Common Stock	Consultants	1,650,000	(10)	Consulting Services
November 2009	Common Stock	Marc Boulerice	25,000		Bonus
December 2009	Common Stock	Bryan Brammer	500,000		Bonus
February 2010	Common Stock	Larry Hogan	20,000		Consulting Services

(1)	Subsequently cancelled on 11/13/08.
(2)	Subsequently cancelled on 9/29/09.
(3)	Subsequently cancelled 4,400,000 shares on 2/5/08 and 3,600,000 shares on 9/30/08.
(4)	Subsequently cancelled 150,000 shares on 5/9/08.
(5)	Subsequently cancelled 5,000 shares on 10/3/08 and 18,000,000 shares on 11/24/08.
(6)	Subsequently cancelled 335,000 shares on 6/29/09.
(7)	Subsequently cancelled 1,100,000 shares on 7/28/09.
(8)	Subsequently cancelled 400,000 shares on 12/18/09.
(9)	Subsequently cancelled 500,000 shares on 11/20/09.
(10)	Subsequently cancelled 1,000,000 shares on 12/22/09.

Advances from Stockholders

The Company was advanced a total of $1,051,000 from current stockholders during 2009.  The advances were made as interest free loans to be paid back shortly after the closing of the Hudson asset purchase.  These loans are general unsecured obligations by the Company.  On October 20, 2009, the Company issued in lieu of cash, 930,088 shares of Common Stock valued at $1,051,000 to repay the cash advances to the Company.  This fulfilled complete repayment of the outstanding advance balances.

The issuances set forth in this Item 15 were granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws.  These issuances qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to a person with knowledge and experience in financial and business matters so that he/she is capable of evaluating the merits and risks of an investment in the Company; (iii) the persons who acquired these shares acquired them for their own accounts; and (iv) the certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 16.  Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation, as amended. (14)

3.2	Certificate of Designation of the Company filed October 21, 2005 with the State of Nevada. (14)

3.3	Certificate of Designation of the Company filed January 5, 2010 with the State of Nevada. (14)

3.10	ByLaws (1)

4.1	Securities Purchase Agreement dated December 21, 2009. (2)

4.2	Form of Senior Secured Convertible Note (2)

4.3	Form of Security Agreement (2)

4.4	Form of Registration Rights Agreement (2)

4.5	Form of Guaranty Agreement (2)

4.6	Form of Series A Warrant (2)

4.7	Form of Series B Warrant (2)

4.8	Form of Series C Warrant (2)

4.7	Promissory Note issued March 16, 2009 to Simco Group (3)

5.1	Opinion of Patton Boggs LLP*

10.1	Consulting Agreement between Magnum and Chad A. Curtis dated January 1, 2008. (4)

10.2	Employment Agreement between Magnum and Joseph Glusic dated January 1, 2008. (4)

10.3	2007 Consultant Stock Option, SAR and Stock Bonus Plan (5)

10.4	2009 Consultant Stock Option, SAR and Stock Bonus Plan (6)

10.5	2007 Equity Incentive Plan*

10.7	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated January 28, 2008 (7)

10.8	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated February 4, 2008 (8)

10.9	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated June 2, 2008. (9)

Exhibit No.	Description
10.10	Consulting Agreement between Magnum and Michel Boux dated March 1, 2008. (10)

10.11	Agreement between Magnum and Gopinath B. Sekhar, Regal Carriage Sdn Bhd, Sekhar Research Innovations Sdn Bhd, a Malaysia business corporation, dated October 10, 2008. (11)

10.12	Lease Agreement of Magog recycling plant in Ontario, Canada (12)

10.13	Agreement to purchase equipment for Magog recycling plant (12)

10.14	Trustee Bill of Sale (Hudson, CO)*

16	Accountant's letter from Weinberg & Company, P.A. dated January 25, 2010 regarding its termination as the registered pubic accounting firm of Magnum D’Or Resources, Inc. (13)

21	List of Subsidiaries (14)

23.1	Consent of Weinberg & Company, P.A.*

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)*

*Filed herein.
(1)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2010.
(2)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2009.
(3)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2009.
(4)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2008.
(5)   Previously filed with the registration statement on Form S-8 filed with the Securities and Exchange Commission on December 28, 2007.
(6)   Previously filed with the registration statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2009.
(7)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2008.
(8)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008.
(9)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2008.
(10)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2008.
(11)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008.
(12)   Previously filed with the Quarterly Report on Form 10QSB filed with the Securities and Exchange Commission on August 19, 2008.
(13)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2010.
(14)   Previously filed with this registration statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2010.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the “Plan of Distribution” not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on March 18, 2010.

MAGNUM d’OR RESOURCES, INC.

By:	/s/ Joseph Glusic
Joseph Glusic
President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on March 18, 2010.

Signature	Title

/s/ Joseph Glusic	President, Chief Executive Officer, Principal
Joseph Glusic	Executive Officer, Chief Financial Officer,
Principal Financial Officer, Director, Secretary,
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation, as amended. (14)

3.2	Certificate of Designation of the Company filed October 21, 2005 with the State of Nevada. (14)

3.3	Certificate of Designation of the Company filed January 5, 2010 with the State of Nevada. (14)

3.10	ByLaws (1)

4.1	Securities Purchase Agreement dated December 21, 2009. (2)

4.2	Form of Senior Secured Convertible Note (2)

4.3	Form of Security Agreement (2)

4.4	Form of Registration Rights Agreement (2)

4.5	Form of Guaranty Agreement (2)

4.6	Form of Series A Warrant (2)

4.7	Form of Series B Warrant (2)

4.8	Form of Series C Warrant (2)

4.7	Promissory Note issued March 16, 2009 to Simco Group (3)

5.1	Opinion of Patton Boggs LLP*

10.1	Consulting Agreement between Magnum and Chad A. Curtis dated January 1, 2008. (4)

10.2	Employment Agreement between Magnum and Joseph Glusic dated January 1, 2008. (4)

10.3	2007 Consultant Stock Option, SAR and Stock Bonus Plan (5)

10.4	2009 Consultant Stock Option, SAR and Stock Bonus Plan (6)

10.5	2007 Equity Incentive Plan*

10.7	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated January 28, 2008 (7)

10.8	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated February 4, 2008 (8)

10.9	Service Agreement between Magnum and National Sale and Supply (NSS, LLC) dated June 2, 2008. (9)

10.10	Consulting Agreement between Magnum and Michel Boux dated March 1, 2008. (10)

10.11	Agreement between Magnum and Gopinath B. Sekhar, Regal Carriage Sdn Bhd, Sekhar Research Innovations Sdn Bhd, a Malaysia business corporation, dated October 10, 2008. (11)

Exhibit No.	Description

10.12	Lease Agreement of Magog recycling plant in Ontario, Canada (12)

10.13	Agreement to purchase equipment for Magog recycling plant (12)

10.14	Trustee Bill of Sale (Hudson, CO)*

16	Accountant's letter from Weinberg & Company, P.A. dated January 25, 2010 regarding its termination as the registered pubic accounting firm of Magnum D’Or Resources, Inc. (13)

21	List of Subsidiaries (14)

23.1	Consent of Weinberg & Company, P.A.*

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)*

*Filed herein.
(1)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2010.
(2)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2009.
(3)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2009.
(4)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2008.
(5)   Previously filed with the registration statement on Form S-8 filed with the Securities and Exchange Commission on December 28, 2007.
(6)   Previously filed with the registration statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2009.
(7)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2008.
(8)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008.
(9)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2008.
(10)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2008.
(11)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008.
(12)   Previously filed with the Quarterly Report on Form 10QSB filed with the Securities and Exchange Commission on August 19, 2008.
(13)   Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2010.
(14)   Previously filed with this registration statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2010.